UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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NORTHRIM BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3111 C Street
Anchorage, AK 99503

April 11, 2014

Dear Shareholder:

I am pleased to invite you to attend the Northrim BanCorp, Inc. Annual Shareholders’ Meeting where you will have the opportunity to hear about our 2013 operations and our plans for 2014. The meeting will be on Thursday, May 15, 2014, at 9 A.M. local time, at the Hilton Anchorage Hotel — 500 West Third Avenue in Anchorage, Alaska.
You will find additional information concerning Northrim and our operations in the enclosed 2013 Annual Report and Form 10-K, which includes our audited financial statements for the year ended December 31, 2013.
Your opinion and your vote are very important to us. Whether or not you plan to attend the Annual Meeting, please sign and return your proxy card, which is included with this document, as soon as possible. If you choose to attend the Annual Meeting, voting by proxy will not prevent you from voting in person; however, if you are unable to attend, voting by proxy will ensure that your vote is counted.
Thank you for your continued support of Northrim BanCorp, Inc. If you have any questions, please feel free to contact the Corporate Secretary, Joseph M Schierhorn, at (907) 562-0062.

Sincerely,

Marc Langland
Chairman, President and CEO

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
To Be Held on May 15, 2014

Notice is hereby given that Northrim BanCorp, Inc. (the “Company”) will hold its 2014 Annual Shareholders’ Meeting (“the Annual Meeting”) at the Hilton Anchorage Hotel, 500 West Third Avenue, Anchorage, Alaska, at 9 A.M. local time, on Thursday, May 15, 2014 for the following purposes, as more fully described in the accompanying proxy statement:

1)	To elect 13 directors nominated by the Board of Directors for a term ending at the 2015 Annual Shareholders’ Meeting or such other date as their successors may be elected and qualified;
2)	To approve the Northrim BanCorp, Inc. 2014 Stock Incentive Plan;
3)	To approve, by non-binding vote, the compensation of named executive officers as disclosed in these materials;
4)	To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2014; and
5)	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Shareholders owning Northrim BanCorp, Inc. shares at the close of business on April 7, 2014 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of that meeting.
Your Board of Directors recommends that shareholders vote “FOR” the slate of nominees to the Board of Directors proposed by the Board, “FOR” the approval of the Company's 2014 Stock Incentive Plan, “FOR” the approval of the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement, and “FOR” the ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year 2014.

By order of the Board of Directors,

/s/ Joseph M. Schierhorn

Joseph M. Schierhorn
EVP, CFO, COO and Corporate Secretary

April 11, 2014

Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed form of proxy and mail it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. Your vote is important to us. If you attend the Annual Meeting, you may vote your shares in person if you wish to do so even if you have previously sent in your proxy.

i

NORTHRIM BANCORP, INC.
3111 C Street
Anchorage, Alaska 99503

PROXY STATEMENT
The Board of Directors of the Company (the “Board”) is soliciting proxies for this year’s Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
The Board set April 7, 2014, as the record date for the Annual Meeting. Shareholders who owned the Company’s common stock on that date are entitled to vote at the Annual Meeting, with each share entitled to one vote. There were 6,827,864 shares of Company stock outstanding on the record date.
Voting materials, which include this proxy statement dated April 11, 2014, a proxy card, the 2013 Annual Report and the Company’s Annual Report on Form 10-K, are first being mailed to shareholders on or about April 11, 2014, unless the shareholder has elected electronic delivery.  If the shareholder has elected electronic delivery, we have provided a notice of internet availability of proxy materials which contains instructions on how to access proxy materials via the internet or how to request a printed set of proxy materials.  Additionally, this proxy statement, the 2013 Annual Report and the Company's Annual Report on Form 10-K are available at www.northrim.com by clicking the "Investor Relations" tab. In accordance with Securities and Exchange Commission rules, our proxy materials posted on both our website and the website described below do not contain any cookies or other tracking features.

INTERNET AVAILABILITY OF PROXY MATERIALS
*****IMPORTANT NOTICE*****

Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting
To be Held on May 15, 2014

The Proxy Statement and Annual Report to Shareholders are available at
www.proxyvote.com

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL SHAREHOLDERS’ MEETING

Why am I receiving this proxy statement and proxy card?
You are receiving this proxy statement and proxy card because you own shares of the Company’s common stock. This proxy statement describes matters on which we would like you to vote.
When you sign the proxy card, you appoint the persons named in the proxy, R. Marc Langland and Joseph M. Beedle, as your representatives at the Annual Meeting, and those persons will vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the Annual Meeting.
Who is soliciting my proxy, and who is paying the cost of solicitation?
The enclosed proxy is solicited by and on behalf of the Board, and the Company will bear the costs of solicitation. Certain directors, officers, and employees of the Company and/or its subsidiary, Northrim Bank (the “Bank”), may solicit proxies by telephone, facsimile, and personal contact.
The Company does not expect to pay any compensation to employees, officers, or directors for soliciting proxies, but will reimburse brokers, nominees, and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of the Company’s common stock.

What am I voting on, and what vote is required for approval?
At the Annual Meeting, you will be asked to vote on:

•	the election of 13 directors to serve on the Board until the 2015 Annual Shareholders’ Meeting or until their successors have been elected and have qualified (“Proposal 1”);
•	the approval of the Northrim BanCorp, Inc. 2014 Stock Incentive Plan (“Proposal 2”);
•
a non-binding advisory vote on the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement (“Proposal 3”);

•	the ratification of Moss Adams LLP as the Company’s independent registered accounting firm for 2014 (“Proposal 4”).

All proposals will require the affirmative vote of a majority of the shareholders in person or represented by a duly executed proxy at the Annual Meeting.
Who is entitled to vote?
Only shareholders who owned the Company’s common stock as of the close of business on the record date, April 7, 2014, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.
How do I vote, and how are the votes counted?
You may vote your shares either in person at the Annual Meeting or by proxy. To vote by proxy, you should mark, date, sign, and mail the enclosed proxy card in the prepaid envelope provided. If your shares are registered in your own name and you attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or other nominee, who wish to vote at the Annual Meeting will need to obtain a proxy from the institution that holds their shares. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this proxy statement. If you own your shares through a broker or other nominee, you cannot vote in person at the Annual Meeting unless you receive a proxy card from the broker or nominee.
With regard to the election of directors, you may cast your vote in favor of some or all of the nominees, or you may withhold your vote as to some or all of the nominees. Each shareholder will be entitled to one vote for each share of common stock held of record by the shareholder on the record date, April 7, 2014. Directors will be elected if the number of votes cast in favor of the director exceeds the number of votes cast against the director. Accordingly, votes withheld generally will have no effect on the outcome of the election. You may also abstain from voting on any proposals other than the election of directors. An abstention will have no impact on the election of directors.
If shares are held in “street name,” that is, through a broker or nominee, the broker or nominee is permitted to exercise voting discretion under certain circumstances. At this meeting, if the broker or nominee is not given specific voting instructions, the shares may not be voted on the election of directors by the broker or nominee in their own discretion. However, if your shares are held in street name and neither you nor your broker votes them, the votes will be “broker non-votes,” which will have the effect of excluding your vote from the tallies. If your shares are held in your own name and you do not vote your shares, your shares will not be voted.
Under certain circumstances banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank or broker, which are referred to as a “broker non-vote.” In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining whether a quorum is present.  We expect that banks and brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal 4 to ratify the Company’s selected independent registered public accounting firm, but abstentions will have the effect of a vote “AGAINST” the proposal. If your shares are held in your own name and you do not vote, your shares will not be voted.
In voting for the Northrim BanCorp, Inc. 2014 Stock Incentive Plan, the affirmative vote of a majority of the shareholders present in person or shares represented by a duly executed proxy at the Annual Meeting is required for the approval of Proposal 2. Abstentions will have the effect of a vote “AGAINST” Proposal 2. Banks and brokers will not be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal 2.

On each matter before the Annual Meeting, including the election of directors, shareholders are entitled to one vote for each share of common stock they held at the record date, April 7, 2014.  Shareholders may not cumulate their votes for the election of directors.
What does it mean if I receive more than one proxy card?
It means that you hold shares in multiple accounts. Please complete and return all proxy cards to ensure that your shares are all voted in accordance with your instructions.
Can I change my vote after I return my proxy card?
Yes. If the enclosed proxy is duly executed and received in time for the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy “FOR” the 13 nominees listed in the proxy statement, “FOR” the approval of the 2014 Stock Incentive Plan, “FOR” the approval of the compensation of the named executive officers, and “FOR” the ratification of the Company’s independent registered public accounting firm. If you grant a proxy, you may revoke it at any time before its exercise by written notice to the Company at 3111 C Street Suite 200, Anchorage, Alaska 99502 to the attention of Joseph M. Schierhorn, Corporate Secretary, by submitting a second proxy with a subsequent date, or by announcing your revocation to the secretary at the Annual Meeting prior to the taking of a shareholder vote. The shares represented by properly executed proxies that are not revoked will be voted in accordance with the specifications in such proxies.
Can I vote on other matters or submit a proposal to be considered at the Annual Meeting?
The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and shareholders may submit matters for a vote only in accordance with the Company’s bylaws. The Board does not presently know of any other matters to be brought before the Annual Meeting.
For shareholders seeking to include proposals in the proxy materials for the 2015 Annual Meeting, the proposing shareholder or shareholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the proposals must be received by the Secretary of the Company on or before December 12, 2014. Upon receipt of such proposal, the Company will determine whether or not to include the proposal in its proxy materials for the 2015 Annual Meeting in accordance with applicable law. A shareholder that wishes to present a proposal at the 2015 Annual Meeting, but not submit such proposal for inclusion in our proxy statement for our 2015 Annual Meeting pursuant to Rule 14a-8 under the 1934 Act must submit such proposal to the Corporate Secretary on or before February 25, 2015. Shareholder proposals should be sent to Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street Suite 200, Anchorage, Alaska 99503.
How many votes are needed to hold the Annual Meeting?
A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares are counted as present at the Annual Meeting if a shareholder is present and votes in person at the Annual Meeting or has properly submitted an executed proxy card.  Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  As of the record date for the Annual Meeting, 6,827,864 shares of the Company’s common stock were outstanding and eligible to vote.
Where and when will I be able to find the results of the voting?
The results of the voting will be announced at the Annual Meeting.  Final results will be disclosed in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days of the Annual Meeting.
How do I communicate with Directors?
The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send communications to the Board or any of the directors at: c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street Suite 200, Anchorage, Alaska 99503. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

PROPOSAL 1: ELECTION OF DIRECTORS
General
How many directors are nominated?
The Company’s Articles of Incorporation provide that the Board will consist of not less than five nor more than 25 directors. Currently, the Board consists of 13 directors, and the Board has set the number of directors to be elected at the Annual Meeting at 13.  Directors are elected for a one-year term and serve until their successors have been elected and qualified.
Who are the nominees?
The Board has nominated the individuals listed on the following pages for election as directors for a one-year term expiring at the 2015 Annual Shareholders’ Meeting or until their successors have been elected and qualified. If any nominee refuses or becomes unable to serve as a director before the Annual Meeting, the directors will select a replacement nominee, and your proxies will be voted for that replacement nominee. The Board presently has no knowledge that any nominee will refuse or be unable to serve.
It is the Company’s policy to encourage director nominees up for election at the Annual Meeting to attend the Annual Meeting. All directors up for election at the 2013 Annual Shareholders’ Meeting attended the 2013 Annual Shareholders’ Meeting with the exception of one who could not be present due to an unavoidable conflict in his/her schedule and two others who were not directors in 2013.
INFORMATION ABOUT THE NOMINEES
The following table provides certain information about the nominees for director, including age, principal occupation(s), and public company directorships held during the past five years, and year first elected a director of the Company. All of the nominees are presently directors of the Bank and the Company including Ms. Thomas who was appointed to serve as director of both the Company and the Bank on April 1, 2014 in connection with our recent acquisition of Alaska Pacific Bancshares and Mr. Hanneman who was appointed to serve as a director of both the Company and the Bank on March 20, 2014. There are no family relationships among any of our current directors or executive officers.  All of the nominees with the exception of Messrs. Langland and Beedle are deemed to be independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the NASDAQ Global Select Market listing requirements.

Name/Age	Occupation of Nominee During Past Five Years	Director Since
R. Marc Langland, 72	Co-founder and President of the Bank from 1990-1997; Chairman, President and CEO of the Bank from 1998-2001; Chairman, President, and CEO of the Company and the Bank from 2001-2009; Chairman, President and CEO of the Company and Chairman and CEO of the Bank from 2009-2011; Chairman, President and CEO of the Company and Chairman of the Bank since August 2011; Director, Alaska Air Group since 1991; Director, Usibelli Coal Mine, Inc. since 1983.	1990
Joseph M. Beedle, 62	Executive Vice President of the Company since 2006, President of the Bank from 2009-2011, and President and Chief Executive Officer of the Bank since 2011.	2013
Larry S. Cash, 62	President and CEO, RIM Architects, LLC (Alaska, California, Guam and Hawaii) since 1986.	1995
Mark G. Copeland, 71	Since June 1999, owner and sole member of Strategic Analysis LLC, a management consulting firm; Member, Copeland, Landye, Bennett and Wolf, LLP (law firm) for 30 years prior to that time.	1990
Ronald A. Davis, 81	CEO and Administrator, Tanana Valley Clinic until his retirement in 1998; Secretary/Treasurer, Canoe Alaska, 1996-1999; Vice President from 1999-2003, Acordia of Alaska Insurance (full service insurance agency) until retirement.	1997
Anthony Drabek, 66	President and CEO, Natives of Kodiak, Inc. (Alaska Native Corporation) from 1989 until retirement in 2010; Chairman and President, Koncor Forest Products Co. from 1986 – 2011.	1991
Karl L. Hanneman, 56	Since May 2010, General Manager of International Tower Hill Mines, Ltd., an advanced exploration stage mining company; Director of Corporate Affairs from 2008-2010 for Teck Resources, Ltd., a mining and mineral development company; Director, Alaska Resource Education since 1990; Director, Alaska Mining Hall of Fame since 1997; Director, Resource Development Council since 1998; Director, Fairbanks Chamber of Commerce since 2010; Director, Usibelli Coal Mine, Inc. since 2011.	2014
Richard L. Lowell, 73	President, Ribelin Lowell & Company (insurance brokerage firm) from 1985 until retirement in 2004.	1990
David J. McCambridge, 58	Audit Partner, KPMG LLP, from 1991 until retirement in 2010; Director, The Tanaka Foundation since 1985; Director, Alaska Kidney Foundation since 1999.	2011
Irene Sparks Rowan, 72	Director from 1988-2000 and from 2009-2010, Klukwan, Inc. (Alaska Native Corporation) and its subsidiaries until retirement; Director, Alaska Moving Image Preservation Association since 2011.	1991
John C. Swalling, 64	President and Director, Swalling & Associates PC (accounting firm) since 1991; Director, Swalling Construction Co., Inc. since 1975.	2002
Linda C. Thomas, 60	Since 1994, Vice President, Chief Operations Officer of the Alaskan Brewing Company; Director, Juneau Chamber of Commerce since 2002-2008 and 2013-current; Director, Alaska Pacific Bancshares, Inc. 2010-2014; Director, Bartlett Regional Hospital since 2007.	2014
David G. Wight , 73	President, BP Amoco Energy Co. Trinidad and Tobago from 1992-2000; President and CEO Alyeska Pipeline Service Company from 2000 until retirement in 2005; Director, Storm Cat Energy (Denver based company) from 2006-2011.	2006

Director Qualifications and Experience  The following table identifies the experience, qualifications, attributes and skills that the Board considered in making its decision to appoint and nominate directors to our Board.  This information supplements the biographical information provided above.

Specific skills/knowledge:
	Professional standing in chosen field	Expertise in financial services or related industry	Community involvement	Other Board experience	Other public company experience	Accounting	Legal	Business management
R. Marc Langland	x	x	x	x	x	x		x
Joseph M. Beedle	x	x	x	x		x		x
Larry S. Cash	x		x	x				x
Mark G. Copeland	x		x	x	x		x	x
Ronald A. Davis	x		x	x				x
Anthony Drabek	x		x	x				x
Karl L. Hanneman	x		x	x	x			x
Richard L. Lowell	x		x	x		x		x
David J. McCambridge	x	x	x	x	x	x		x
Irene Sparks Rowan	x		x	x				x
John C. Swalling	x		x	x		x		x
Linda C. Thomas	x		x	x	x	x		x
David G. Wight	x		x	x	x			x

The Board recommends that you vote “FOR” these nominees.

Shareholder Nominations for 2014 Annual Shareholders’ Meeting
In accordance with the Company’s Bylaws, shareholder nominations for the 2014 Annual Shareholders’ Meeting ordinarily must be delivered in writing to the Secretary of the Company not less than fourteen nor more than fifty days prior to the Annual Meeting. Any shareholder nomination should contain the following information to the extent known to the nominating shareholder: (i) the name and address of each proposed nominee; (ii) each proposed nominee’s principal occupation; (iii) the total number of shares of the Company’s common stock that will be voted for each proposed nominee; (iv) the name and residence of the nominating shareholder; (v) the number of shares of the Company’s common stock owned by the nominating shareholder as of the record date for the Annual Meeting; and (vi) whether the nominee had agreed to serve if elected.
Nominations not made in accordance with the above requirements may be disregarded at the sole discretion of the Chairman of the Annual Meeting, and upon the Chairman’s instruction the vote teller may disregard all votes cast for that nominee.
Information Regarding the Board of Directors and Its Committees
All directors and nominees other than Mr. Langland and Mr. Beedle are independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the NASDAQ Global Select Market listing requirements.  Both the Company’s and the Bank’s Board met ten times during 2013. The Company’s Board has adopted certain standing committees, including an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.  During 2013, all directors attended at least 75% of the total meetings of the Board and 75% of the total meetings that they were each required to attend, respectively, for all committees of which they were members.
The Board of the Company believes it is in the best interests of the Company and its shareholders to combine the roles of chairman and chief executive officer for running the Company.  This combined relationship allows for candid, two-way communication between the Board and senior management as a well-informed and effective partnership with regard to risks affecting the Company and the policies and procedures designed to mitigate those risks as described below.
John C. Swalling serves as the Company’s independent lead director. The lead director’s primary responsibilities are to preside over executive sessions of non-management directors, to conduct annual interviews with all directors regarding each director’s own self-assessment of his/her contribution to the Board prior to nominations for election at the Annual Meeting, and to recommend to the Governance and Nominating Committee, in consultation with the Chairman of the Board, proposed committee assignments and chairmanships.
The Company and the Bank have in place policies and procedures to manage risks that could impact Northrim’s operational and strategic position as a profitable, safe and sound financial institution.  The Bank’s Internal Audit Department provides written results of internal and out-sourced audits, including review of the credit quality of the loan portfolio, directly to the Audit Committee and management.  The Audit Committee reviews and reports to the Board on the results of these audits.  The Audit Committee also reports to the Board on any deficiencies identified, as well as any steps deemed necessary to resolve and mitigate risk.  An officer, appointed by the Board, serves as Northrim’s risk manager and is responsible for monitoring and maintaining Northrim’s company-wide contingency plan. This contingency plan addresses and provides guidelines for the restoration of business in the event of man-made and natural disruptive events.
With regard to certain risks affecting the Company and the Bank, we recognize that not maintaining the privacy and security of customer information could damage our reputation and cause us to incur additional costs or even litigation.  On an annual basis, the Bank’s Board of Directors reviews its Information Security Policy with its appointed Information Security Officer.  We work to educate our customers about the importance and understanding of their role in protecting their identities and the privacy of their information.  We consider customer education regarding the use of electronic convenience products to be especially important due to the Bank’s increased exposure to loss related to these products if procedures are not followed.  A Vendor Management Policy is in place which is approved by the Bank’s Board of Directors annually.  The Vendor Management Policy calls for the assignment of levels of risk to each vendor based upon an assessment of the degree to which their relationship could expose the Company to risk in relation to the Company’s reliance on the vendor’s promise to perform and protect customer privacy, and based on the vendor’s fiscal strength.
The Company monitors its interest rate risk through a review of its sensitivity to upward and downward movements of interest rates and their impact on the Company’s interest-earning assets, interest-bearing liabilities, and the net interest margin. The Company monitors concentrations and economic trends in the communities it serves and in the global economy in order to respond to issues that could impact the economic climate in which it operates.  The Company reports its analysis of these areas to the Bank’s Board of Directors on a periodic basis.
It is management’s policy to discuss a detailed analysis of any proposed major project with the Board.  This analysis may include management’s reasons for the proposal, results of due diligence analysis, potential risks, costs, and the estimated time frame for implementation of the project, and the Company's Compliance Department and Operations and Technology Committee recommendations prior to seeking the Board’s approval.
From time to time, the Company engages the services of experienced consultants to facilitate director education and discussion periodically as to bank directorship issues, the management of risk, timely topics which the directors may cover, as well as future corporate governance matters. The Company did not retain any such consultant during 2013.
Audit Committee.  The Audit Committee’s principal functions include reviewing and approving the services of the independent registered public accounting firm, reviewing the Company’s financial statements, reviewing the plan, scope, and audit results of the internal and external auditors, and reviewing the reports of bank regulatory authorities. The Company’s Board has adopted a written charter for the Audit Committee.  A copy of the Audit Committee charter was attached to the proxy statement for the Company’s 2013 Annual Meeting of Shareholders.  Members of the Audit Committee in 2013 were Mark G. Copeland, David J. McCambridge, and David G. Wight. Each of the members of the Committee is independent of management within the meaning of the Securities and Exchange Commission rules applying to audit committee members and the NASDAQ Global Select Market listing standards.  The Committee and the Board has determined that Mr. McCambridge qualifies as an audit committee financial expert within the meaning of such rules.
During 2013, the Audit Committee (the “Committee”) had eight meetings, during which the Committee was kept informed of the processes and procedures in place for maintaining the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) as evaluated by the Company’s internal audit manager, internal SOX Committee, and the independent registered public accounting firm.
Compensation Committee  The primary functions of the Compensation Committee, which met five times in 2013, are to review and approve executive and all other officer compensation, select and approve employee benefits and retirement plans, and administer the Company’s stock option plans.  The Company’s Board has adopted a written charter for the Compensation Committee.  A copy of the Compensation Committee charter was attached to the proxy statement for the Company’s 2012 Annual Meeting of Shareholders. Compensation Committee members are Ronald A. Davis, David J. McCambridge and John C. Swalling. All members of the Compensation Committee are independent directors within the meaning of currently applicable rules of the Securities and Exchange Commission, and the NASDAQ Global Select Market listing requirements. Mr. Davis was appointed to the Compensation Committee in 2002. Mr. Swalling was appointed to the Compensation Committee in 2005.  Mr. McCambridge was appointed to the Compensation Committee in 2011.
Governance and Nominating Committee  The Governance and Nominating Committee was formed in August of 2011 with the adoption of the Company’s Governance and Nominating Committee charter.  The Governance and Nominating Committee met five times in 2013.  The primary functions of the Governance and Nominating Committee are to evaluate the size and composition of the Company’s Board; to develop criteria for Board membership; to identify, recruit, interview, and evaluate individuals qualified to become Board members; and to evaluate the independence of existing and prospective directors.  A copy of the Governance and Nominating Committee charter was attached to the proxy statement for the Company’s 2012 Annual Meeting of Shareholders. With respect to nomination of director candidates, the Committee will consider nominations from the Company’s shareholders using the same criteria as all other nominations.  Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors.  However, if less than twenty-one days’ notice of the meeting is given to the shareholders, such nomination may be mailed or delivered not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.  Any nomination not made in accordance with these provisions may, at the discretion of the chairperson of the meeting, be disregarded.
Additionally, the Governance and Nominating Committee recommends appointments of directors to the Board’s Committees, reviews and approves all related party transactions, and reviews the adequacy of the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics and recommends any proposed changes to the Board for approval.    Current members of the Governance and Nominating Committee are Larry S. Cash, John C. Swalling, and David G. Wight.    All members of the Governance and Nominating Committee were appointed in 2011 and are considered independent directors within the meaning of currently applicable rules of the Securities and Exchange Commission, and the NASDAQ Global Select Market listing requirements.
Director Nomination Criteria The Governance and Nominating Committee believes that certain criteria should be met by director nominees to ensure effective corporate governance of the Company. Qualified candidates are those who, in the judgment of the Governance and Nominating Committee, possess certain personal attributes, a diversity of ideas and viewpoints, and a sufficient mix of experience and related attributes to assure effective service on the Board.  The personal attributes of director nominees that the Governance and Nominating Committee considers include:

•
Integrity.  Each candidate shall be an individual who has demonstrated integrity, honesty, fairness, responsibility, good judgment, and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field;

•	Leadership. Each candidate should be or have been in a generally recognized position of leadership in the candidate’s field of endeavors;
•
Independence.  No candidate, or family member (as defined in NASDAQ rules) or affiliate or associate (as defined in federal securities laws) of a candidate, shall have any material personal, financial or professional interest in any present or potential competitor of the Company;

•
Active Participation.  Each candidate must be prepared to participate fully in Board activities, attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee's sole judgment, interfere with or limit his or her ability to do so;

•
Best Interests of All Shareholders.  Each candidate must be prepared to represent the best interests of all the Company’s shareholders and be willing to state their independent opinions in a constructive manner; and

•	Collegiality. Each candidate should be able to work well with other Directors and executives of the Company.

The Governance and Nominating Committee will consider and evaluate all candidates identified through the processes described above, including incumbents and candidates proposed by the Company’s shareholders. After consideration, the Governance and Nominating Committee will finalize its list of recommended candidates to the Board for its consideration.  Candidates who are then recommended by the Governance and Nominating Committee and approved by our Board are included in our recommended slate of director nominees in our proxy statement.
Director Compensation  In 2013,  all non-officer directors except Mr. Swalling received a $10,000 annual cash retainer. Mr. Swalling, who serves as the Company's lead director, received a $13,000 annual cash retainer in 2013. All non-officer directors received an additional $10,000 in cash to be used for the purchase of the Company’s common stock on the open market, payable following our Annual Shareholders’ meeting.  Additionally, each non-officer director received a fee of $900 for each Board meeting attended. Members of the Audit, Governance and Nominating, and Compensation Committees received $750 for each meeting attended with the exception of the Committee chairpersons who received $1,500 for each committee meeting they attended. For information as to specific amounts paid to each of our directors in 2013 see “Director Compensation” in this proxy statement.
Compensation Committee Interlocks and Insider Participation  No member of the Compensation Committee was, during the year ended December 31, 2013, an officer, former officer or employee of the Company or any of its subsidiaries.  No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board, during the year ended December 31, 2013.

EXECUTIVE OFFICERS
The following table sets forth certain information about the Company’s executive officers:

Name/Age	Position	Has Served as an Executive Officer Since
R. Marc Langland, 72	Chairman of the Board, President and Chief Executive Officer of the Company and Chairman of the Board of the Bank	1990
Joseph M. Beedle, 62(1)	Executive Vice President of the Company and President and Chief Executive Officer of the Bank	2006
Joseph M. Schierhorn, 56(2)	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Corporate Secretary of the Company and the Bank	2001
Christopher N. Knudson, Deceased(3)	Executive Vice President and Chief Operating Officer of the Company and the Bank	1990 until August 14, 2013
Steven L. Hartung, 67(4)	Executive Vice President and Chief Credit Officer of the Company and the Bank	2008
Leonard F. Horst, 61(5)	Administrative Senior Vice President, Senior Lending Officer	2013

(1)Mr. Beedle previously served as Chief Financial Officer of the University of Alaska from 2000 until 2006 and as chief executive of Goldbelt, Inc., an Alaska Native Corporation, from 1994 to 2000. He has more than 20 years banking experience, including in an executive lending role, having served as Executive Vice President and Chief Credit Officer for Key Bank of Alaska from 1985 to 1993.  Prior to his appointment as Chief Executive Officer of the Bank in August of 2011 and President of the Bank in August 2009, Mr. Beedle served as the Executive Vice President, Chief Lending Officer, of Northrim Bank and Executive Vice President of the Company.  As President and CEO of the Bank, Mr. Beedle continues to focus on loan administration and credit quality.
(2)Mr. Schierhorn previously served as Assistant Vice President, Commercial Loan Officer, with Key Bank Alaska from 1988 until 1990.  He joined Northrim Bank in 1990 as Vice President and Commercial Loan Officer, was appointed Senior Vice President, Commercial Loan and Compliance Manager in 2000 and in 2001 was named an executive officer as Senior Vice President, Chief Financial Officer and Compliance Manager of the Company and the Bank.  He was named Executive Vice President, Chief Financial Officer in 2005 and Corporate Secretary in 2013.  In connection with Mr. Knudson's resignation from his position on August 14, 2013 Mr. Schierhorn was appointed Chief Operating Officer of the Company and the Bank while continuing to serve as the Executive Vice President, Chief Financial Officer, and Corporate Secretary of the Company and the Bank. Mr. Schierhorn earned his Juris Doctor and Masters in Management in 1985 and is a certified public accountant and member of the Alaska Bar Association.
(3)Mr. Knudson served as Executive Vice President and Chief Operating Officer of the Company and the Bank from 2004 until August 14, 2013 when he resigned his position due to disabling health issues. Mr. Knudson joined the Bank as Senior Vice President and Chief Financial Officer in 1990 and was appointed Executive Vice President, Chief Financial Officer and Chief Operating Officer and member of the Bank’s Board of Directors in 1998.
(4) Mr. Hartung, prior to joining the Company in December 2005, provided financial consulting and advisory services throughout the Alaska business community as President and sole shareholder of Steven L. Hartung Financial Services, Inc. since 1995. His professional experience also includes service as the President and Chief Operating Officer of Alaska International Industries, Inc. from 1978 to 1995, as well as 10 years' service with KPMG LLP from 1968 to 1978, during which time he served as audit manager.  Mr. Hartung was named Executive Vice President and Quality Assurance Officer of the Company and the Bank in 2008. In 2009, Mr. Hartung assumed responsibility for the Bank's credit administration function and was named Executive Vice President and Chief Credit Officer for the Company and the Bank.

(5) Mr. Horst joined the Company in October 2006 as Vice President, Commercial Loan Officer. Mr. Horst was promoted to Senior Vice President, Commercial Loan Officer in 2007, and in August 2013 was promoted to Administrative Senior Vice President, Senior Lending Officer. Mr. Horst has over 30 years of banking experience and is a certified instructor for the American Bankers Association.
All officers are elected by the Board for a one year term or until their successors are appointed and qualified. Each of the named executive officers have employment agreements with the Company. (See “Executive Compensation — Employment Agreements”.)
Code of Conduct  The Company has adopted a Code of Conduct, which includes a Code of Ethics for our executive officers. We will furnish a copy of the Code of Conduct to shareholders at no charge upon request to the Corporate Secretary.

COMPENSATION DISCUSSION AND ANALYSIS
This section provides information regarding the compensation program in place for our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers (collectively, the “named executive officers”). This section includes information regarding the overall objectives of our compensation program and each element of compensation that we provide.
The Compensation Committee believes that the Company’s current annual and long-term incentive compensation programs for its executives, senior managers and key employees serve to appropriately focus these individuals on Northrim’s current and future business needs.  The Company’s compensation program is designed to mitigate risk by capping performance based payments and defining performance criteria focused not only on profitability and growth, but also on managing risk and expenses and improving credit quality.  The Compensation Committee continually assesses the Company’s compensation objectives, philosophy, and forms of compensation for the Company’s executives, and has determined that the Company’s current compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.
The Company has included Proposal 3, a non-binding advisory vote on executive compensation, in this proxy statement in accordance with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and regulations of the Securities and Exchange Commission.  Proposal 3 provides the shareholders of the Company with a non-binding advisory vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”) as described in the Compensation Discussion and Analysis section of this proxy statement.  Although the vote is nonbinding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.  At the Annual Meeting that was held on May 19, 2011, the Company’s shareholders expressed a preference that an advisory vote on executive compensation of the Company’s named officers should occur every year.  Accordingly, this advisory vote will be included in the proposals presented for shareholder vote until 2017.  At that time, shareholders will again be given the opportunity to vote on whether or not the advisory vote on executive compensation of the Company’s named executive officers should occur every one, two, or three years.
The Compensation Committee has concluded that the compensation policies of the Company are not likely to have a material adverse effect on the Company.
Overview of Compensation Program
The Compensation Committee of the Board bases its compensation strategy on maintaining the Company’s primary strategic goal: to maintain, over the next several years, a well-capitalized, customer first service-focused financial institution headquartered in Anchorage and serving the greater Anchorage, Matanuska Valley, and Fairbanks areas, as well as various other markets in and outside Alaska. We believe that achieving the Company’s business and growth strategies will create long-term value for shareholders and will protect the interests of our depositors.
Compensation Philosophy and Objectives
The Compensation Committee believes that compensation packages for the Company’s named executive officers, key personnel, and other employees should be based to a substantial extent on achievement of the goals and strategies the Board has established. When establishing salaries, performance based payments, and stock option awards for named executive officers, the Compensation Committee considers (i) the Company’s financial performance during the past year; (ii) the individual officer’s performance during the past year based upon the officer’s scope and level of responsibility and how well she or he managed and carried out those responsibilities to achieve the Company’s goals, as well as how well that officer dealt with unexpected challenges and opportunities that were not anticipated in the Company’s annual goal setting process; and (iii) market data related to the salaries of executive officers and key personnel in similar positions with companies of comparable size, as well as other companies within the financial institutions industry. For named executive officers other than the Chief Executive Officer, the Compensation Committee gives consideration to recommendations made by the Chief Executive Officer.
The Company has developed and implemented policies for determining salary structure, annual performance based payments, and employee stock option and other stock-based awards based on recommendations of independent, nationally recognized compensation consultants. These consultants periodically evaluate the Company’s executive compensation programs at the request of the Compensation Committee.
Role of Executive Officers in Compensation Decisions
The Compensation Committee makes all decisions related to the compensation of the Company’s Chief Executive Officer, subject to the Board’s further approval, and approves recommendations made by the Chief Executive Officer and Chief Operating Officer for performance based payments and equity awards to other named executive officers of the Company.
The Chairman, President and Chief Executive Officer and the Chief Operating Officer annually review the individual performance of the Company’s key executives. Their recommendations for performance based payments and equity awards, based upon individual officer performance evaluations, are presented to and discussed with the Compensation Committee. The Compensation Committee can at its discretion modify any recommended adjustments or awards as deemed to be appropriate.
Independent Consultants
The Compensation Committee has the authority to engage independent compensation consultants.  The Compensation Committee, from time-to-time as deemed appropriate, has engaged the services of Frederic W. Cook and Co., Inc. ("FWCC") to analyze and evaluate the Company’s overall compensation program and practices as compared to a selected group of publicly traded peer group banks of similar size within the Pacific Northwest region.  The Company engaged FWCC in both 2012 and 2013 to assist the Compensation Committee with a compensation survey in connection with the review of named executive officers and other senior officers that occurred in the first quarter of 2013.
Additionally, in 2013, FWCC advised the Compensation Committee regarding the creation of the 2014 Stock Incentive Plan. For information as to the services provided by FWCC in connection with the creation of the 2014 Stock Incentive Plan see "Proposal 2: Approval of 2014 Stock Incentive Plan" on page 44 of this Proxy Statement.
In connection with its engagements with FWCC, the Compensation Committee considered various factors bearing upon FWCC’s independence, including, but not limited to, FWCC’s policies and procedures designed to prevent conflicts of interest and the existence of any business or personal relationship that could impact FWCC’s independence.  After reviewing these and other factors, the Compensation Committee determined that FWCC was independent and that FWCC's engagements with the Compensation Committee did not present any conflicts of interest.
Executive Compensation
The Company’s executive compensation program currently consists of four key elements: (i) base salary; (ii) a performance-based annual payment; (iii) periodic stock option grants and other stock-based compensation awards; and (iv) retirement and other deferred benefits.  The Compensation Committee engages the services of a qualified compensation consultant as appropriate, and it considers the Company’s executive compensation package as a whole.  Each component of the executive’s package is in large part provided for under the terms of the executive’s employment agreement including base salary, which can change from time to time, as well as entitlements to a performance based payment opportunity under the Company’s Profit Sharing Plan and retirement benefits according to the prescribed terms of the executive’s employment agreement. The Compensation Committee’s and the Company’s philosophy is to be consistent in the timing of its review of the executives’ performance and opportunities for compensatory recognition.  Review occurs multiple times in a given year.   The Compensation Committee and the Company believe that this practice facilitates the retention of the executive over the short and long-term and appropriately rewards performance based upon each executive’s level of responsibility, accountability, leadership, and measured contributions to the organization.
The Compensation Committee believes that this four-part approach best serves the interests of the Bank, the Company and its shareholders. This approach enables the Company to meet the requirements of the highly competitive banking and lending environment in which it currently operates while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of shareholders. The performance based annual payment opportunity, which is provided for under the Company’s Profit Sharing Plan for 2013, rewards and motivates individual performance, and is based in large part on the contribution made by the officer to the Company’s overall performance.  Stock options and other stock-based awards relate a significant portion of long-term remuneration directly to stock price appreciation and serve to further promote the executives’ continued service with the Company.  These awards also closely align the interests of the executives and the Company’s shareholders.
The Compensation Committee annually evaluates both executive performance and the structure of executive compensation to ensure that the Company maintains its ability to attract and retain superior, customer service motivated employees in key positions.  Additionally, this evaluation ensures that compensation for executives is reasonable but competitive with similar positions held in peer group organizations in both the local Alaska market and the Pacific Northwest. The peer group that the Compensation Committee has used for this evaluation consists of fourteen Pacific Northwest commercial banks similar in size to Northrim:  Columbia Banking System, TriCo Bancshares, F & M BanCorp, Cascade Financial, First Financial NW, Pacific Continental, Heritage Financial, WA Banking Company, Riverview Bancorp, North Valley Bancorp, Bank of Commerce, Timberland Bancorp, Home Federal Bank, and Pacific Financial. The Compensation Committee objectively evaluates the performance of the Company’s compensation program by periodically comparing the weight and values of its components to the Company’s peer group of Pacific Northwest financial institutions as surveyed by independent consultants who gather pertinent salary, benefit, and equity compensation data from then current proxy statement disclosures.
The Compensation Committee’s approach for giving consideration to each element of the Company’s executive compensation package multiple times during a given year is intended to bring consistency to the overall program, and support the Company’s philosophy to provide more than one opportunity during a given year to recognize the performance and contributions of individual executive officers and officers in key positions. For example, in the first quarter, the Compensation Committee considers and approves awards to participants under the Company’s Profit Sharing Plan and approves discretionary service based contributions to the Company’s Savings Incentive 401k Plan. In the first or second quarter of the year, the Compensation Committee selects criteria for the Company’s Profit Sharing Plan’s plan year and conducts the annual officer and executive officer salary review. In the fourth quarter, the Compensation Committee considers and approves stock option grants and stock awards with pricing based upon the closing price of the Company’s stock on the date of grant.
The Compensation Committee takes an approach based on both quantitative and qualitative factors when considering the compensation of the Company’s Chairman, President and Chief Executive Officer. The Compensation Committee considers the Company’s financial results for a given year compared to the Company’s plan and actual results for the previous year. The Compensation Committee also considers certain qualitative accomplishments of the Chief Executive Officer in terms of the Company’s realization of its corporate objectives, his foresight, his extensive community involvement, as well as his proven leadership in strategically positioning the Company for future significant developments in the banking industry and the Company’s market and developing long-term strategies for the future direction and growth of the organization.
Elements of Executive Compensation
Each year, the Compensation Committee determines whether or not the employment agreements of the Company’s named executive officers should be renewed, and whether or not a change in terms is appropriate.  See further discussion of the employment agreements under “Executive Compensation – Employment Agreements”.
The Company and the Bank do not have any arrangements in place for or with the named executive officers whereby their compensation may be comprised of proportionate amounts of base salary, performance based annual payments, options and other stock-based compensation, or retirement and other deferred benefits.  Instead, compensation is comprised of such components in amounts as determined by the Compensation Committee at its discretion.
Base Salary Based on its consideration of competitive industry salaries and general economic conditions within the Company’s market area and the financial institution industry, the Company’s Human Resources Department has established a graded salary structure for all of the Company’s employees. Every salary grade is structured to allow for personal growth ranging from the grade’s entry level benchmark through the mid-point range and to the upper-most level of annual salary for each grade. The matrix used to objectively calculate annual merit increases applies factors related to the position of the individual’s current salary within the established ranges for her or his salary grade, predetermined rates of increase based on an annual survey of market data, and an evaluation of the employee’s performance. The Human Resources Department reviews the schedule of matrix driven changes to individual officer annual base salaries and can make recommendations for any additional adjustments.  Additionally, individual base salaries for named executive officers, other than the Chief Executive Officer, and other officers in key positions are reviewed and may be adjusted by the Chief Executive Officer. The Compensation Committee makes all decisions related to the compensation of the Company’s Chief Executive Officer.  Officer base salary levels are reviewed annually in the second quarter of the Company’s fiscal year and any increases to base annual salaries are recommended to the Compensation Committee by the

Chief Executive Officer for approval based on an assessment of an executive’s scope of responsibilities, experience, the officer’s individual performance, and contributions to the success of the organization.
Performance Based Annual Payment  In November of 2011, the Board approved the Company’s Profit Sharing Plan.  Executive officers, in addition to all employees of the Company and Bank who commenced employment prior to the January 1 that precedes or coincides with a performance period, are eligible to participate in payments made from a profit sharing pool calculated in accordance with the provisions of the Company's Profit Sharing Plan.  The selection of the Company's Profit Sharing Plan criteria occurs within 120 days of the beginning of the Company’s fiscal year.  The selection of the criteria for 2013 occurred in March of 2013.   Under the provisions of the Profit Sharing Plan, criteria established each year will include:

•	designation of one or more performance periods for the fiscal year,
•	determination of the formula for determining the profit share pool for each performance period, including the performance goals used in the formula,
•	assignment of an initial profit share pool allocation for each performance period for each eligible employee of the Bank and the Company based on responsibility level, and
•	designation of a performance rating factor for each eligible employee of the Bank and the Company.

The Company's Profit Sharing Plan also provides that the Compensation Committee of the Board may designate any employee, including an executive officer, as ineligible to receive a profit sharing allocation at its complete discretion.  Additionally, the Committee may adjust any employee’s profit sharing allocation from the profit sharing pool at its discretion.  However, no individual profit sharing allocation can exceed 7.5% of the entire profit sharing pool for any performance period, and total profit sharing allocations for any performance period cannot exceed 100% of the profit sharing pool for the performance period.  Lastly, no individual profit sharing allocation can exceed 50% of that individual’s base salary, and total profit sharing allocations made to executive officers of the Company cannot exceed 25% of the profit sharing pool in any performance period.
The performance goals established by the Compensation Committee for the Company's Profit Sharing Plan for 2013 include measures based on the Company’s strategic goals for 2013.  The Compensation Committee reviewed and approved management’s recommended thresholds for each criterion.  In 2013, the Company had to meet the following minimum criteria in order for a profit sharing pool to be established:

•	a consolidated return on average assets, which is calculated as consolidated net income divided by average total assets, of at least 0.75%;
•	a ratio of total regulatory capital to risk-weighted assets of at least 10% for both the Bank and the Company;
•	a ratio of tier one regulatory capital to risk-weighted assets of at least 6% for both the Bank and the Company;
•	a ratio of tier one regulatory capital to total average assets of at least 5% for both the Bank and the Company; and
•
a ratio of classified assets to total risk-based regulatory capital for the Bank of no more than 35%.  Classified assets include loans classified as substandard, doubtful or loss assets within the Bank’s internal risk rating system, plus other real estate owned and other repossessed assets.

Once the Company determined that the above criteria were met, the profit sharing pool for 2013 was calculated by multiplying pre-tax net income by 5% for the consolidated return on average assets up to 1.00%.  For consolidated return on average assets in excess of 1% and up to 1.25%, the Company multiplies pre-tax net income by 3%.  No additional profit sharing pool is established if the Company’s consolidated return on average assets exceeds 1.25%.  Additionally, the Compensation Committee has complete discretion to reduce the size of the profit sharing pool as it deems appropriate regardless of the calculated amount described above.  The Compensation Committee approved management’s recommendation based upon the calculated payout under the Profit Sharing Plan’s methodology resulting in an aggregate payout of $858,000 for 2013, $159,000 of which was paid, in the aggregate, to the named executive officers.
Options and Other Stock-Based Compensation The Compensation Committee is of the philosophy that offering stock-based incentives to executives and key employees: (i) attracts and retains the best available personnel for the long-term; (ii) enhances long-term profitability and shareholder value; and (iii) encourages employees to acquire and maintain stock ownership in the Company, thereby more closely aligning the interests of employees and shareholders. The Compensation Committee follows this philosophy and, subject to the Company’s employee stock incentive plans, may determine the employees eligible to receive options and awards and to assess the amount of each option and award.

The Company’s 2010 Stock Incentive Plan (“2010 Plan”), an omnibus plan approved by shareholders, authorizes the Board or the Compensation Committee to administer the Plan and to grant to eligible key employees nonqualified stock options, restricted stock, restricted units, performance shares, performance units, stock appreciation rights, or dividend equivalent rights. The Compensation Committee has not delegated any aspect of the administration of any of the Company’s stock incentive plans, including the 2010 Plan, to any other persons.
The 2010 Plan is designed to afford the Compensation Committee flexibility, consistency, and balance in determining and governing the terms and mix of the annual grant of long-and-shorter-term equity based compensation awards to the Company’s executive officers and other employees key to the safe and profitable operation of the Bank. The majority of participants in the Plan are members of the Bank’s senior management team.  Participants, including the Company’s named executives, are grouped within five tier levels for purposes of granting awards.  These tiers are defined by the scope of the participants’ responsibility and roles within the organization. In 2013, Mr. Beedle is classified in the top tier, Messrs. Knudson, Schierhorn, and Hartung are classified in the second tier, and Mr. Horst is classified in the third tier. Mr Langland no longer participates in the 2010 Plan. The proportion of stock options and restricted stock units granted may vary depending upon an employee’s position within the five tier levels.
The Compensation Committee believes that the awards of stock options and shorter-term restricted units serve to tie the executives’ interests to those of the Company’s shareholders.  These awards also provide an incentive for the executives’ long-term retention given the competitive climate in the Bank’s marketplace for experienced and seasoned bankers. The methodology for calculating the total value of equity awards that will be awarded to employees, including the executives, starts with calculating the aggregate value that will be allocated to employees.  The aggregate value is calculated by taking the Company’s market capitalization times 0.50%.  This value is then allocated to employees based on the five tiers described above.  Employees are placed into one of the five tiers based on their level of responsibility within the Company.  The Chief Executive Officer recommends proposed grantees and proposed award levels based on performance.  The Committee has full discretion to approve, deny, or change any recommendations from the Chief Executive Officer.  The Compensation Committee also analyzes the financial impact of the grant on the Company’s income statement and the potential dilution of the grant to existing shareholders compared to prior grants and the Company’s peer group.
The Company has not established any program whereby executives, key personnel, or directors are required to own and purchase within any specific schedule a defined number of shares of the Company’s common stock.
Retirement and Other Deferred Benefits
Deferred Compensation Plan  Effective as of January 1, 1995, as amended effective as of October 3, 1996 and January 1, 2005, the Bank established a Deferred Compensation Plan (“DCP”) for the purpose of providing benefit planning to key employees of the Bank by permitting them to defer the receipt of compensation. All officers of the Bank and the Company, including the named executive officers, are eligible to participate and other key employees may become eligible to participate if so notified by the Compensation Committee.
The DCP provides that on or prior to December 31 of each year the plan is in effect, any eligible employee may elect in writing to defer receipt of at least five percent to a maximum of one hundred percent of their salary to be paid in the calendar year following the year of election. Any election is irrevocable as to any salary payable in the next year and effective with respect to future years unless revoked by the participant prior to December 31 of the year preceding the year in which the deferral is to take effect. Under the DCP, eligible employees, including the named executive officers, may elect to defer receipt of all or a portion of their remaining salary to be paid in the current calendar year if such written election is made within 30 days after she or he is first notified by the Compensation Committee of her or his eligibility to become a participant. The DCP provides that any eligible employee may elect to defer receipt of at least five percent to a maximum of one hundred percent of their performance based payments for services to be performed in a succeeding plan year under the same conditions described above. All amounts deferred are credited to participant accounts with interest compounded annually. According to the DCP, interest while an eligible employee is not eligible for distributions is based on the Bank’s average yield on its total assets calculated on January 1, based on the prior year’s performance, less one percentage point. Interest after an employee starts taking distributions from the DCP is based on the market yield on U.S. Treasury securities for a term equal to two-thirds of the installment period of payments to the employee. Therefore, the rate of interest calculated for 2013 was 2.94%. None of the named executive officers elected to defer receipt of compensation in 2013.
The DCP, as amended effective January 1, 2005 to comply with new regulations under Section 409A of the Internal Revenue Code of 1986 (the "Code"), provides that Pre-2005 Grandfathered Accounts will be administered separately from Post-2004 Accounts, meaning that amounts deferred and vested prior to 2005 shall be credited to a Pre-2005 Grandfathered Account, while Post-2004 deferrals shall be credited to a Post-2004 Account and administered in accordance with Section 409A of the Code.

As to the form and timing of payments, participants having Pre-2005 Grandfathered Accounts, shall be paid in installments or as a lump sum in accordance with the participant’s deferral election. The Compensation Committee may elect at its sole discretion to accelerate payments if an irrevocable written request is made within at least 30 days prior to the date of the first scheduled payment. If an accelerated payment is made, then the participant will be subject to a penalty payable to the Bank in an amount equal to two percent of the accelerated amount. If installment payments are elected, a level series of monthly payments will be computed based on account balance, time period selected, and applicable interest rate in effect as of the benefit commencement date. In this case, the applicable interest rate will be 50 basis points over the average of U.S. Treasury Note Rate for the preceding 12 months, that precede the commencement of payments and will be the nearest quoted rate for a maturity representing two-thirds of the installment pay-out period. Any deferral must be for a minimum period of two years with a distribution of a participant’s account beginning on the first day of the month following sixty days after the earliest of voluntary or involuntary termination of employment, disability, or expiration of the deferred election.
The DCP provides that a participant’s Post-2004 Account will be 100% vested and non-forfeitable at all times and shall become payable to her or him upon expiration of the deferral election. Any deferral election for this account to a specified future distribution date must be for at least two plan years. By December 31, 2010, all participants elected to receive their Post-2004 Account at the end of her or his deferral period in a lump sum or in annual installments not to exceed 10 years, and new participants after December 31, 2010 must elect at the time they become participants to receive their Post-2004 Account at the end of their deferral period in a lump sum or in annual installments not to exceed 10 years.
The DCP sets forth limitations as to Section 162(m) of the Code. Also, the intent of the DCP, as written, is to comply with the provisions of Section 409A of the Code.
Northrim Bank Savings Incentive Plan 401k  Executive officers participate in the Company’s qualified retirement plan, the Northrim Bank Savings Incentive Plan (“401k Plan”) to the same extent and subject to the same rules and limitations as the Company’s and the Bank’s other employees. The 401k Plan provides for a mandatory $0.25 match for each $1.00 contributed by an employee up to 6% of the employee’s salary. The 401k Plan also provides for a three-tier discretionary service based match regardless of the employee’s participation in the 401k Plan. The first tier matches 1% of an employee’s salary if an employee has worked at the Bank for more than one but less than three years.  The second tier matches 2% of an employee’s salary if an employee has worked at the Bank for more than three but less than six years, and the third tier matches 4% of an employee’s salary if an employee has worked at the Bank in excess of six years. The 401k Plan allows for an additional discretionary contribution of up to $0.75 for each $1.00 contributed by an employee up to 6% of that employee’s salary. A residual discretionary contribution after all the previously listed contributions have been made is also provided for under the 401k Plan. Based upon the Bank’s performance in 2013, the service based match was approved by the Compensation Committee and the Board of Directors.  There was no discretionary match approved in 2013.
Supplemental Executive Retirement Plan Effective July 1, 1994, the Bank adopted the Northrim Bank Supplemental Executive Retirement Plan (“SERP”) for the benefit of its executive officers, including the named executive officers except for Mr. Horst. As provided by the SERP, the Company makes annual contributions to participant accounts on January 1 at a percentage rate of annual base salary determined and approved by the Compensation Committee.  The Compensation Committee can exercise its authority to determine and approve increases to this percentage, as well as approve new participants under the SERP.  The Compensation Committee generally makes these determinations based upon recommendations of the Chief Executive Officer or the Chief Operating Officer and upon consideration of the percentage rates of annual base salary contributed by the Company for each SERP participant and relative levels of each participant’s current responsibility.
Earnings under the SERP are credited for the year on January 1 and based on the Bank’s average yield on its total assets, less a three year rolling average of net loan charge-offs as a percentage of average loans outstanding for the respective periods. The SERP provides for payment of a specified amount to plan beneficiaries or their survivors upon retirement, with early retirement permitted after the participant’s 55th birthday, if she or he has been a plan participant for at least five years prior to retirement. Benefits are payable monthly beginning 90 days after retirement, with the amount payable being equal to the total plan account balance for that participant (including interest at a specified fixed rate) divided by 12 months, divided by the number of years over which the participant elects to receive payments, with 15 years being the maximum period over which payout is permitted. If the participant dies prior to commencement of benefits, benefits are paid to the participant’s survivors in equal installments over 15 years unless the Compensation Committee elects to accelerate payment.
Supplemental Executive Retirement Deferred Compensation Plan The Compensation Committee, the Board and management have deemed it prudent for the Bank to have life insurance protection on certain executives, considering the out-of-pocket costs related to replacing an executive officer, as well as the intangible but real loss due to disruptions in management and loss of existing or new business because of the death of a key individual. For these reasons, the Compensation Committee and the Board authorized the Bank to establish the Supplemental Executive Retirement Deferred Compensation Plan (“SERDCP”), a non-qualified deferred compensation plan. Certain executives, as identified by the Compensation Committee, are entitled to participate in the SERDCP.  The SERDCP is intended to provide a source of funds for participants’ retirement through the Bank’s purchase and ownership of key man insurance coverage in the form of a variable adjustable life policy in an amount approved by the Compensation Committee and the Board for each participant. The annual premium payment covers the cost of providing the Bank with a full death benefit for the face amount of the policy, and the cost of providing the executive the deferred compensation retirement benefit or a death benefit to the executive’s beneficiaries in the event of the executive’s death before retirement. Earnings are based upon the participant’s discretionary selection of investment opportunities available through the insurance provider to develop the cash surrender value of the portion of the premiums paid and allocated for that purpose.
In the event of the participant’s retirement, the cash surrender value of the policy can be paid out in a lump sum or in installments not to exceed ten years. The participant can also elect to receive the insurance policy net of a distribution of cash value sufficient to pay taxes upon receipt of the policy. In the event of the participant’s death, an amount equal to the greater of the cash surrender value or a stated death benefit, as described in the SERDCP document, would be paid to the participant’s beneficiary.
Tax and Accounting Treatment of Executive Compensation
Deductibility of Executive Compensation
The Compensation Committee is aware of the limits set on individual grants to provide for the Company’s deductibility of options and performance-based awards under Section 162(m) of the Code. Individual grants of options and stock appreciation rights are limited to 100,000 shares during any three consecutive calendar years; individual grants of restricted stock, restricted stock units, performance shares, and performance units are limited to 50,000 during any three consecutive calendar years. Performance measures are included in the 2010 Plan as required for performance shares and performance units to qualify for exemption under Section 162(m).
Nonqualified Deferred Compensation
Section 409A of the Code imposes election, payment, and funding requirements on “nonqualified deferred compensation” plans.  If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a 20% additional tax. Certain awards that may be issued under the plan may constitute a “deferral of compensation” subject to the requirements of Section 409A of the Code.
2013 Advisory Vote on Executive Compensation
The Company provided shareholders a non-binding advisory vote on executive compensation in 2013. At the Company’s 2013 Annual Meeting of Shareholders, shareholders expressed substantial support for the compensation of the Company’s named executive officers, with approximately 91% of the votes cast for approval of the “say-on-pay” vote on executive compensation. The Compensation Committee considered the results of the 2013 advisory vote. The Compensation Committee also considered many other factors in evaluating the interaction of the Company’s compensation programs with its business objectives. While all of these factors bore on the Compensation Committee’s decisions regarding named executive officer compensation, the Compensation Committee did not make any changes to the Company’s executive compensation program and policies as a result of the shareholders’ 2013 “say-on-pay” advisory vote.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding compensation earned by our named executive officers for 2013, which includes our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated officers who were serving as executive officers at the end of 2013, and Christopher Knudson who resigned as an executive officer in August 2013, but otherwise would have qualified as a named executive officer in 2013. The information in the following table is provided for the fiscal years ended December 31, 2013, 2012, and 2011, and includes all compensation awarded to, earned by, or paid to our named executive officers during the years indicated:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
R. Marc Langland, Chairman, President, Chief Executive Officer:
	2013	$160,000	N/A	$—	$—	$—	$—	$11,370	$171,370
	2012	$226,292	N/A	$—	$—	$—	$12,322	$117,631	$356,245
	2011	$324,012	N/A	$—	$—	$—	$—	$180,945	$504,957
Joseph M. Schierhorn, Executive Vice President, Chief Financial Officer, Chief Operating Officer, and Corporate Secretary:
	2013	$251,613	N/A	$39,432	$26,312	$37,865	$63,193	$104,182	$522,597
	2012	$243,916	N/A	$29,508	$19,678	$41,251	$19,199	$103,010	$456,562
	2011	$238,366	N/A	$26,680	$16,906	$36,113	$—	$102,118	$420,183
Christopher N. Knudson, Executive Vice President, Chief Operating Officer:(6)
	2013	$189,649	N/A	$—	$—	$21,405	$17,587	$112,037	$340,678
	2012	$243,467	N/A	$29,508	$19,678	$41,181	$10,473	$113,667	$457,974
	2011	$237,911	N/A	$21,344	$13,526	$36,052	$—	$112,777	$421,610
Joseph M. Beedle, Executive Vice President of the Company; President and CEO of the Bank:
	2013	$262,525	N/A	$46,412	$30,952	$42,329	$28,087	$150,392	$560,697
	2012	$254,977	N/A	$43,284	$28,858	$46,208	$1,951	$149,179	$524,457
	2011	$245,337	N/A	$26,680	$16,906	$37,177	$—	$142,504	$468,604
Steven L. Hartung, Executive Vice President, Chief Credit Officer:
	2013	$230,551	N/A	$30,174	$20,118	$35,736	$—	$80,338	$396,917
	2012	$230,501	N/A	$29,508	$19,678	$38,988	$2,774	$78,651	$400,100
	2011	$223,976	N/A	$26,680	$16,906	$33,937	$—	$76,875	$378,374
Leonard F. Horst, Administrative Senior Vice President, Senior Lender:
	2013	$174,316	N/A	$30,933	$—	$21,361	$—	$10,737	$237,347

(1)
The amounts listed for each named executive officer’s stock award represent the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718 and is based on the price of the Company’s stock at the close of business on the date of grant.

(2)
The amount listed for each named executive officer’s option award represents the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718.  See further discussion about the assumptions used in the pricing model at Note 19 in the Company’s Annual Report on Form 10-k for the year ended December 31, 2013.

(3)
The amount listed for each named executive officer represents the individual’s performance based payment earned in such fiscal year, but paid in the following fiscal year, as calculated according to the provisions of the Company’s Profit Sharing Plan in 2013, 2012 and 2011 as approved by the Compensation Committee. See Non-Equity Incentive Plan Awards and Employment Agreements contained herein this Proxy Statement.

(4)	The amount listed for each named executive officer under this category is the excess earnings on the named executive officer’s account over 120% of the federal rate for each applicable year.

(5)	The amount listed for each named executive officer represents items of compensation not reflected elsewhere in this Summary Compensation Table:

The aggregate total of all other compensation disclosed for Mr. Langland for 2013 represents a car lease.

The aggregate total of all other compensation disclosed for Mr. Schierhorn for 2013 is equal to the amounts of $14,025 and $8,400, representing contributions to the Company’s 401k savings plan for Mr. Schierhorn and a car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Schierhorn in the amounts of $36,765 and $44,992, respectively. These amounts contributed to the SERP and SERDCP for Mr. Schierhorn are disclosed in the footnotes to the Nonqualified Deferred Compensation table.

The aggregate total of all other compensation disclosed for Mr. Knudson for 2013 is equal to the amounts of $14,025 and $5,600, representing contributions to the Company’s 401k savings plan for Mr. Knudson and car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Knudson in the amounts of $36,702 and $55,710, respectively. These amounts contributed to the SERP and SERDCP for Mr. Knudson are disclosed in the footnotes to the Nonqualified Deferred Compensation table.

The aggregate total of all other compensation disclosed for Mr. Beedle for 2013 is equal to the amounts of $14,025 and $8,400, representing contributions to the Company’s 401k savings plan for Mr. Beedle and a car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Beedle in the amounts of $38,438 and $89,529, respectively. These amounts contributed to the SERP and SERDCP for Mr. Beedle are disclosed in the footnotes to the Nonqualified Deferred Compensation table.

The aggregate total of all other compensation disclosed for Mr. Hartung for 2013 is equal to the amounts of $14,025, $8,400, and $57,913 representing contributions to the Company’s 401k savings plan for Mr. Hartung, a car allowance, and the Company’s contribution to the SERP for Mr. Hartung, respectively. The amount contributed to the SERP for Mr. Hartung is disclosed in the footnotes to the Nonqualified Deferred Compensation table.

The aggregate total of all other compensation disclosed for Mr. Horst for 2013 represents contributions to the Company’s 401k savings plan for Mr. Horst.

(6)	Mr. Knudson served as Executive Vice President, Chief Operating Officer of the Bank and the Company in 2013 until his resignation on August 14, 2013 due to disabling health issues.

Employment Agreements
The Company and the Compensation Committee share the philosophy that employment agreements serve to further strengthen the relationships between the Company, its key executives, and its shareholders, particularly in light of the highly competitive climate in which the Bank and the Company currently operate. The Compensation Committee approved and the Company adopted employment agreements for Messrs. Langland, Schierhorn, Beedle, and Hartung each becoming effective on January 1 and continuing through December 31, 2012 and 2011, respectively.  The employment agreements for these executive officers that were effective in 2013 are all dated January 1, 2012 and are between the Company, the Bank, and respective executive officers.  The term of each agreement is from January 1, 2012 through December 31, 2012; however, the agreements were all automatically extended for an additional year on January 1, 2013 through December 31, 2013 per the terms of the agreements. The Company did not enter into new employment agreements with these executive officers on January 1, 2013 because the Compensation Committee believed that no changes to the 2012 agreements were necessary given the Company's then current regulatory and operating environments. The Compensation Committee did enter into new employment agreements with Messrs. Langland, Schierhorn, Beedle, and Hartung effective January 1, 2014.
The existing employment agreements at December 31, 2013 for Messrs. Langland, Schierhorn, Beedle, and Hartung include the following entitlements: a monthly automobile allowance, reasonable health insurance, disability and other employee benefits on a basis at least as favorable as that accorded to any other officer, as well as allowance for adjustments to annual base salary as deemed appropriate by the Compensation Committee.
Messrs. Langland, Schierhorn, Beedle and Hartung entered into new employment agreements effective January 1, 2014, which included nearly identical terms and provisions as their previous employment agreements, with the exception that the new employment agreements: 1) changed the references regarding the eligibility to receive “stock options” to instead refer to the eligibility to receive “awards” under the Company’s stock incentive plans; 2) added a provision that the Company is not required to make any payments under the terms of the employment agreement if such payment is prohibited by law or regulation; and 3) increased Mr. Langland’s automobile allowance to $950 per month from $700 per month. The term of each new employment agreement expires on December 31, 2014, provided, however, that on January 1, 2015 and each succeeding January 1, such term shall automatically be extended for one additional year unless, not later than ninety (90) days prior to any such January 1, either party shall have given written notice to the other that it does not wish to extend the term.
There is no employment agreement between the Company or the Bank and Mr. Horst. Mr. Horst's employment is at-will. At this time, it is the philosophy of the Compensation Committee and the Company that employment agreements will be maintained for the Chief Executive Officer of the Company, the Chief Executive Officer of the Bank, and all other Executive Vice Presidents.
All of the employment agreements except that of Mr. Langland reflect the named executive officer’s eligibility to participant in the Company’s Profit Sharing Plan.  The named executive officers, except for Mr. Horst, agree to a Covenant Not to Compete, which stipulates that for a period of one year following termination of the agreement, or one year following the close of a transaction constituting a change of control, they will not be directly or indirectly employed by or own any business activity that is competitive with the Company or Bank. As defined in each of their employment agreements, each of the named executive officers except Mr. Langland and Mr. Horst is entitled to the severance benefits discussed herein under the heading Potential Payments Upon Termination or Change of Control.    Severance benefits were removed from Mr. Langland’s benefit package in 2012 as part of his transition to part time employment with the Company.
R. Marc Langland
The employment agreement dated January 1, 2014 between the Company, the Bank, and R. Marc Langland, our Chairman, President and Chief Executive Officer, reflects Mr. Langland’s current annual salary, $156,100. Pursuant to the terms of his previous employment agreement, Mr. Langland received an annual salary of $160,000 in 2013, which reflected his request to lower his salary and decrease his work schedule commencing in 2012.  Mr. Langland is entitled to participate in the Company’s SERP, however no additional contributions will be made on his behalf except for interest earnings on his current accruing balance.  Interest on the accruing balance is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. In connection with his transition to part-time employment with the Company in 2012,  Mr. Langland no longer participates in the Company’s SERDCP plan and withdrew the balance of his SERDCP benefits in accordance with the terms of the plan in December 2012. See further discussion of Mr. Langland’s benefit distributions in the NonQualified Deferred Compensation section of this proxy statement below.
Joseph M. Schierhorn
The employment agreement dated January 1, 2014 between the Company, the Bank, and Joseph M. Schierhorn, our Executive Vice President, Chief Financial Officer, Chief Operating Officer and Corporate Secretary reflects Mr. Schierhorn’s annual salary of $253,321.  Mr. Schierhorn received $251,613 in salary in 2013, which  reflected the $239,119 annual salary specified in his previous employment agreement combined with salary increases approved by the Compensation Committee in both 2012 and 2013. A profit sharing allocation of $37,865 was earned by Mr. Schierhorn in 2013 under the provisions of the Company's Profit Sharing Plan.  Mr. Schierhorn is entitled to receive an annual contribution equal to 15% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Schierhorn’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $1 million and a future retirement benefit for Mr. Schierhorn.

Christopher N. Knudson
The employment agreement dated January 1, 2012 between the Company, the Bank, and Christopher N. Knudson, our Executive Vice President and Chief Operating Officer until his resignation on August 14, 2013, reflects Mr. Knudson’s annual salary of $238,716.  In March 2012 and 2013, as recommended by the Chairman and approved by the Compensation Committee, it was deemed appropriate to increase Mr. Knudson’s annual salary from $238,716 to $244,685 and then from $244,685 to $251,597, respectively.  A  profit sharing allocation of $21,405 was earned by Mr. Knudson in 2013, under the provisions of the Company's Profit Sharing Plan.  Mr. Knudson is entitled to receive an annual contribution equal to 15% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Knudson’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $2,130,000 and a future retirement benefit for Mr. Knudson.
Mr. Knudson's employment agreement was terminated in 2013 due to his death. Refer to the sections titled "Outstanding Equity Awards at Fiscal Year-End", "Option Exercises and Stock Vested" and "NonQualified Deferred Compensation" below for information about the vesting of equity compensation awards and distributions made to Mr. Knudson's estate in accordance with the terms of this employment agreement in 2013.
Joseph M. Beedle
The employment agreement dated January 1, 2014, between the Company, the Bank, and Joseph M. Beedle, the President and Chief Executive Officer of the Bank, reflects Mr. Beedle’s annual salary of $264,169. Mr. Beedle received $262,525 in salary in 2013, which reflected the $250,000 annual salary specified in his previous employment agreement combined with salary increases approved by the Compensation Committee in both 2012 and 2013. A  profit sharing allocation of $42,329 was earned by Mr. Beedle in 2013, under the provisions of the Company's Profit Sharing Plan.  Mr. Beedle is entitled to receive an annual contribution equal to 15% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Beedle’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $2 million and a future retirement benefit for Mr. Beedle.
Steven L. Hartung
The employment agreement dated January 1, 2014, between the Company, the Bank, and Steven L. Hartung, our Executive Vice President and Chief Credit Officer, reflects Mr. Hartung’s annual salary of $238,198.  Mr. Hartung received $230,551 in salary in 2013, which reflected the $226,002 annual salary specified in his previous employment agreement combined with salary increases approved by the Compensation Committee in both 2012 and 2013. A  profit sharing allocation of $35,736 was earned by Mr. Hartung 2013, under the provisions of the Company's Profit Sharing Plan.  Mr. Hartung is entitled to receive an annual contribution equal to 25% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.
Potential Payments Upon Termination or Change in Control
In accordance with the terms of the 2010 Stock Incentive Plan, which applied to all named executives, if the Company or the Bank is subjected to a change of control, any outstanding stock option grants or stock awards held by the named executive officers would not automatically vest.  However, if the awards were not assumed by or replaced with comparable awards by the successor company, the Compensation Committee may, at its sole discretion, immediately vest all shares.
Additionally, the employment agreements with Mr. Schierhorn, Mr. Beedle and Mr. Hartung, specify that if the Company or the Bank is subjected to a change of control and either the Company terminates a named executive officer’s employment without cause or if a named executive terminates his employment for good reason within 730 days of the change in control, the named executive is entitled to:

•	all base salary earned and all reimbursable expenses incurred through the termination date payable by the Company in a lump sum no later than 45 days after the day on which employment is terminated;
•	an amount equal to one times his highest base salary over the prior three years also payable by the Company in a lump sum no later than 45 days after the day on which employment is terminated;
•	the continuation of health and insurance benefits for 18 months following the termination date of his agreement; and
•	receive age credit and credit for period of service towards all SERP plans for the remaining period of time covered by each named executive officer’s individual employment agreement

For Mr. Schierhorn, Mr. Beedle and Mr. Hartung, if the Company terminates the named executive officer’s employment without cause, or if he terminates his employment for good reason, the named executive officer’s is entitled to:

•
all base salary earned and all reimbursable expenses incurred under the agreement through his termination date payable by the Company in a lump sum no later than 45 days after the day on which employment is terminated;

•	an amount equal to one times his highest base salary over the prior three years, to be paid on the first day of the month following a period of six months after the termination;
•	continuation of health and insurance benefits for 18 months following the termination date of his agreement; and
•	receive age credit and credit for period of service towards all SERP plans for the remaining period of time covered by each named executive officer’s individual employment agreement.

For Mr. Schierhorn, Mr. Beedle and Mr. Hartung, in the event the Company terminates the named executive officer’s employment for cause or the named executive officer terminates his employment for without good reason, the named executive officer is entitled only to payment of all base salary earned and all reimbursable expenses incurred through the termination date payable upon the effective date of termination and will have no right to receive compensation or other benefits for any period after termination.
In accordance with the terms of his most recent employment agreement, Mr. Langland is not entitled to any payments if the Company or the Bank is subjected to a change of control, if the Company terminates Mr. Langland’s employment with or without cause, or Mr. Langland terminates his employment for good reason or without good reason, except for base salary earned but not yet paid and all reimbursable expenses incurred as of the termination date, age credit and credit for period of service towards all SERP plans for the remaining period of time covered by his employment agreement, and a continuation of health and insurance benefits for 18 months following the termination date of such agreement.
If the Company terminates the employment of Messrs. Langland, Schierhorn, Beedle or Hartung on account of any mental or physical disability that prevents him from performing his duties, then he is entitled to one lump sum payment, on the first day of the month following a period of six months after employment was terminated, of all base salary earned and reimbursable expenses incurred through the termination date, as well as full base salary and health and dental insurance benefits provided, at the Company’s expense, for one year following the termination date.
If a named executive officer’s employment agreement is terminated due to his death, under the terms of the agreement, his beneficiaries will receive that portion of his base salary that otherwise would have been paid to him for the month in which his death occurred and any other amounts due him pursuant to the Company’s SERP, any supplemental deferred compensation plan, and any other death, insurance, employee benefit plan or stock benefit plan provided to him by the Company according to the terms of the respective plans.
The following table sets forth potential payments payable to our named executive officers in the event of termination of their employment or a change of control of the Company or the Bank as of December 31, 2013 under the provisions of their employment agreements, or, for Mr. Horst, under his at-will employment, as described above. The value of unvested options and restricted stock units in the discussion below is based on the closing price of the Company’s common stock on December 31, 2013 at $26.24 per share.

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
R. Marc Langland
Termination by Employer Without Cause	$7,385	$—	$—	$—	$—
By Executive For Good Reason	$7,385	$—	$—	$—	$—
Termination by Employer for Cause	$7,385	$—	$—	$—	$—
By Executive Without Good Reason	$7,385	$—	$—	$—	$—
Change in Control:
Without Cause	$7,385	$—	$—	$—	$—
For Good Reason within 730 days of change in control	$7,385	$—	$—	$—	$—
Death	$7,385	$—	$—	$—	$1,787,916
Disability	$7,385	$64,000	$—	$—	$25,233

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Joseph M. Schierhorn
Termination by Employer Without Cause	$11,692	$253,321	$—	$—	$—
By Executive For Good Reason	$11,692	$253,321	$—	$—	$—
Termination by Employer for Cause	$11,692	$—	$—	$—	$—
By Executive Without Good Reason	$11,692	$—	$—	$—	$—
Change in Control:
Without Cause	$11,692	$253,321	$—	$—	$—
For Good Reason within 730 days of change in control	$11,692	$253,321	$—	$—	$—
Death	$11,692	$—	$40,267	$119,681	$787,273
Disability	$11,692	$157,321	$40,267	$119,681	$—

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Joseph M. Beedle
Termination by Employer Without Cause	$12,192	$264,169	$—	$—	$18,924
By Executive For Good Reason	$12,192	$264,169	$—	$—	$18,924
Termination by Employer for Cause	$12,192	$—	$—	$—	$—
By Executive Without Good Reason	$12,192	$—	$—	$—	$—
Change in Control:
Without Cause	$12,192	$264,169	$—	$—	$18,924
For Good Reason within 730 days of change in control	$12,192	$264,169	$—	$—	$18,924
Death	$12,192	$—	$50,498	$145,160	$947,758
Disability	$12,192	$168,169	$50,498	$145,160	$12,616

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Steven L. Hartung
Termination by Employer Without Cause	$10,994	$238,198	$—	$—	$37,849
By Executive For Good Reason	$10,994	$238,198	$—	$—	$37,849
Termination by Employer for Cause	$10,994	$—	$—	$—	$—
By Executive Without Good Reason	$10,994	$—	$—	$—	$—
Change in Control:
Without Cause	$10,994	$238,198	$—	$—	$37,849
For Good Reason within 730 days of change in control	$10,994	$238,198	$—	$—	$37,849
Death	$10,994	$—	$37,497	$109,447	$415,967
Disability	$10,994	$142,198	$37,497	$109,447	$25,233

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Leonard F. Horst
Termination by Employer Without Cause	$8,376	$—	$—	$—	$—
By Executive For Good Reason	$8,376	$—	$—	$—	$—
Termination by Employer for Cause	$8,376	$—	$—	$—	$—
By Executive Without Good Reason	$8,376	$—	$—	$—	$—
Change in Control:
Without Cause	$8,376	$—	$—	$—	$—
For Good Reason within 730 days of change in control	$8,376	$—	$—	$—	$—
Death	$8,376	$—	$—	$94,280	$10,737
Disability	$8,376	$85,487	$—	$94,280	$—

In addition to the above provisions, the employment agreements of Messrs. Langland, Schierhorn, Beedle and Hartung contain what is commonly referred to as a “claw back provision” with respect to bonuses or profit sharing allocations paid under the Incentive Plan or the Profit Sharing Plan.  Under this provision, if the Company is required to restate the financial statements due to material noncompliance with generally accepted accounting principles, the Company will recover from the named executives any excess incentive compensation that was paid as a result of the restatement during the three years prior to the restatement.
Grants of Plan-Based Awards
The Compensation Committee approved awards under our Profit Sharing Plan and awarded stock options and restricted stock grants under our 2010 Stock Incentive Plan to our named executive officers during 2013. Set forth below is information regarding awards granted during 2013:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Shares Underlying Options	Exercise or Base Price of Option Awards per share	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum
Joseph M. Schierhorn	10/23/2013	$34,981	NA	$39,991	$—	1,661	4,707	$23.74	$65,744
Joseph M. Beedle	10/23/2013	$39,105	NA	$44,705	$—	1,955	5,537	$23.74	$77,364
Steven L. Hartung	10/23/2013	$33,014	NA	$37,743	$—	1,271	3,599	$23.74	$50,292
Leonard F. Horst	10/23/2013	$19,734	NA	$22,560	$—	1,303	—	$23.74	$30,933

Profit Sharing Plan The dollar values reflected in the above table as to estimated future payouts under the non-equity  incentive plan awards to the named executives are based on a formula driven methodology applied to determine the annual profit sharing allocation to the Company’s Profit Sharing Plan participants recommended by the Chief Executive Officer as described above in the section entitled “Performance Based Annual Payment”.  The Company’s Profit Sharing Plan defines minimum threshold and  maximum payouts but it does not define a target payout.
2010 Employee Stock Incentive Plan The provisions of the 2010 Plan under which the above grants were made permit the Compensation Committee, with the assistance of legal counsel, flexibility in determining the terms of the stock option agreements and letter agreements for stock and restricted units granted, respectively, as related to the death, disability, retirement, and termination of the employee, and in the event of a change in control.
Shares Available for Issuance
The 2010 Plan provides that a total of 325,000 shares may be issued to eligible participants.  Additionally, any shares that were available for future awards from the 2004 Stock Incentive Plan (the “Prior Plan”) as of the date of the shareholder approval of the 2010 Plan, as well as any shares that are represented by awards under the Prior Plan which are forfeited, canceled, or expire without delivery of shares or which result in the forfeitures of shares back to the Company are also available for issuance. For purposes of calculating available shares, stock options or stock appreciation rights granted are counted as one share for every one share granted, and any shares that are subject to awards other than stock options or stock appreciation rights are counted as three shares for every one share granted. As of December 31, 2013 under the 2010 Plan there were a total of 205,486 options, 59,118 shares of restricted stock, and no performance shares or performance units outstanding and there were 74,247 shares available for issuance.
Stock Options
The 2010 Plan provides that the exercise price of stock options or any other awards as set by the Compensation Committee shall in no event be less than 100% of the fair market value of the shares at the close of business on the date of grant. Outstanding options may not be repriced without shareholder approval. All options granted under the 2010 Plan will expire not more than 10 years from the date of grant. Each option is exercisable subject to the vesting schedule determined by the Compensation Committee. The exercise price for shares purchased upon the exercise of an option must be paid in cash or such other consideration, including shares of the Company’s common stock, as the Compensation Committee deems acceptable.
Stock Awards
Stock awards are earned and vest over a period of at least three years and can be governed by conditions, restrictions, and contingencies determined at the discretion of the Compensation Committee such as continuous service and/or the achievement of performance goals. The stock awards will be in the form of restricted stock, restricted units, performance shares, and performance units.
Stock Appreciation Rights
The 2010 Plan also authorizes the grants of stock appreciation rights, which are grants of rights that entitle the holder to payment equal to the difference between the fair market value of a share at the time of grant versus the fair market value at the time the stock appreciation right is exercised. Stock appreciation rights may be granted in connection with options or separately.

Similarly, the 2010 Plan authorizes the grant of dividend equivalent rights, either in connection with other awards (particularly stock awards and stock appreciation rights) or separately.
Administration
Historically, it has been the Compensation Committee’s overall practice to consider and grant stock based incentives to employees in the fourth quarter of the Company’s fiscal year. In the fourth quarter of 2013, the Compensation Committee analyzed and considered the estimated impact of proposed grants on the Company’s income statement, as well as the potential dilution from options outstanding and available for future grant. The Compensation Committee determined that the potential dilution as a percentage of fully diluted shares outstanding is close to our peer median, and the Company’s shares granted in 2013 as a percent of fully diluted shares outstanding was 0.54% as compared to 0.59% for our peer median.  Peer median data was obtained from data received from Frederic W. Cook and Co., an independent, nationally recognized compensation consulting firm, in 2012. The banks that were used to obtain this peer group median are seventeen Pacific Northwest commercial banks similar in size to Northrim:  American River Bank,  Bank of Commerce, Bank of Marin BanCorp, Cascade Banking Company, Home Federal Bank, Oak Valley BanCorp, Pacific Continental, Pacific Financial, First Financial Northwest, First North Community BanCorp, Heritage Financial, Homestreet Bank, North Valley Bancorp, Riverview Bancorp, TriCo Bancshares, Washington Banking, and West Coast BanCorp.
Amendment and Termination
The 2010 Plan may be modified, amended or terminated by the Board, except that shareholder approval is required for any amendment which increases the number of shares subject to the 2010 Plan other than in the cases of certain automatic adjustments such as changes in capitalization, which increase or expand the category of eligible recipients, or whenever applicable law requires that a proposed amendment of the 2010 Plan receive shareholder approval. The Compensation Committee may amend the terms and conditions of outstanding stock options as long as such amendments do not terminate the option or otherwise adversely affect the holders of such stock options without the holders’ consent.  Amendments to terms and conditions of outstanding stock options are subject to veto by the Board.
Shares of Common Stock Authorized for Issuance under Equity Compensation Plans
The following table sets forth information regarding securities authorized for issuance under the Company’s equity plans as of December 31, 2013:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c )
Equity compensation plans approved by security holders	264,604	$16.56	74,247

(1) Includes 120,472 outstanding awards granted under the 2010 Plan and 144,132 award granted under previous stock option plans.
We do not have any equity compensation plans that have not been approved by our shareholders.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding equity award holdings, as adjusted for dividends, held by our named executive officers as of December 31, 2013:

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exerciseable	Number of Shares Underlying Unexercised Options Unexerciseable	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
R. Marc Langland	5,642	—	—	$23.00	11/1/2017	—	$—	—	—
	4,959	—	—	$25.94	11/1/2016	—	$—	—	—
	7,556	—	—	$22.30	11/3/2015	—	$—	—	—
	7,919	—	—	$20.96	12/15/2014	—	$—	—	—

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exerciseable	Number of Shares Underlying Unexercised Options Unexerciseable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Joseph M. Schierhorn	—	4,707	—	$23.74	10/23/2023	4,561	$119,681	—	—
	1,484	2,968	—	$20.35	11/14/2022	—	$—	—	—
	2,811	1,405	—	$18.40	11/16/2021	—	$—	—	—
	2,910	—	—	$18.13	11/16/2020	—	$—	—	—
	2,992	—	—	$16.28	11/18/2019	—	$—	—	—
	3,341	—	—	$12.74	11/5/2018	—	$—	—	—
	3,922	—	—	$23.00	11/1/2017	—	$—	—	—
	2,399	—	—	$25.94	11/1/2016	—	$—	—	—
	3,358	—	—	$22.30	11/3/2015	—	$—	—	—
	3,050	—	—	$20.96	12/15/2014	—	$—	—	—
(1) The number of shares underlying unexercised options unexercisable as of December 31, 2013 total 9,080 in the aggregate and vest as follows:

October 23, 2014					1,569
November 14, 2014					1,484
November 16, 2014					1,405
October 23, 2015					1,569
November 14, 2015					1,484
October 23, 2016					1,569
(2) The number of shares or units of stock that have not vested as of December 31, 2013 total 4,561 in the aggregate and vest as follows:

November 16, 2014					1,450
November 14, 2015					1,450
October 23, 2016					1,661
(3) Based on the closing price of $26.24 per share of our shares of common stock on the NASDAQ Global Select Market on December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exerciseable	Number of Shares Underlying Unexercised Options Unexerciseable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Christopher N. Knudson(1)	4,452	—	—	$20.35	11/14/2022	—	$—	—	—
	3,373	—	—	$18.40	11/16/2021	—	$—	—	—
	2,324	—	—	$18.13	11/16/2020	—	$—	—	—
	3,017	—	—	$23.00	11/1/2017	—	$—	—	—
	2,399	—	—	$25.94	11/1/2016	—	$—	—	—
	3,358	—	—	$22.30	11/3/2015	—	$—	—	—
	4,106	—	—	$20.96	12/15/2014	—	$—	—	—

(1) Per the terms of the 2010 Plan, all of Mr. Knudson's unvested equity awards became immediately vested upon his death. The above awards are exercisable by Mr. Knudson's estate at any time subject to the expiration dates listed in the table.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exerciseable	Number of Shares Underlying Unexercised Options Unexerciseable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Joseph M. Beedle	—	5,537	—	$23.74	10/23/2023	5,532	$145,160	—	—
	2,176	4,353	—	$20.35	11/14/2022	—	$—	—	—
	2,811	1,405	—	$18.40	11/16/2021	—	$—	—	—
	3,456	—	—	$18.13	11/16/2020	—	$—	—	—
	2,992	—	—	$16.28	11/18/2019	—	$—	—	—
	3,341	—	—	$12.74	11/5/2018	—	$—	—	—
	3,922	—	—	$23.00	11/1/2017	—	$—	—	—
	2,399	—	—	$25.94	11/1/2016	—	$—	—	—
(1) The number of shares underlying unexercised options unexercisable as of December 31, 2013 total 11,295 in the aggregate and vest as follows:

October 23, 2014					1,846
November 14, 2014					2,177
November 16, 2014					1,405
October 23, 2015					1,846
November 14, 2015					2,176
October 23, 2016					1,845
(2) The number of shares or units of stock that have not vested as of December 31, 2013 total 5,532 in the aggregate and vest as follows:

November 16, 2014					1,450
November 14, 2015					2,127
October 23, 2016					1,955
(3) Based on the closing price of $26.24 per share of our shares of common stock on the NASDAQ Global Select Market on December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exerciseable	Number of Shares Underlying Unexercised Options Unexerciseable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Steven L. Hartung	—	3,599	—	$23.74	10/23/2023	4,171	$109,447	—	—
	1,484	2,968	—	$20.35	11/14/2022	—	$—	—	—
	2,811	1,405	—	$18.40	11/16/2021	—	$—	—	—
	2,915	—	—	$18.13	11/16/2020	—	$—	—	—
	2,992	—	—	$16.28	11/18/2019	—	$—	—	—
	3,341	—	—	$12.74	11/5/2018	—	$—	—	—
	3,922	—	—	$23.00	11/14/2017	—	$—	—	—
	2,399	—	—	$25.94	11/1/2016	—	$—	—	—
(1) The number of shares underlying unexercised options unexercisable as of December 31, 2013 total 7,972 in the aggregate and vest as follows:

October 23, 2014					1,200
November 14, 2014					1,484
November 16, 2014					1,405
October 23, 2015					1,199
November 14, 2015					1,484
October 23, 2016					1,200
(2) The number of shares or units of stock that have not vested as of December 31, 2013 total 4,171 in the aggregate and vest as follows:

November 16, 2014					1,450
November 14, 2015					1,450
October 23, 2016					1,271
(3) Based on the closing price of $26.24 per share of our shares of common stock on the NASDAQ Global Select Market on December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exerciseable	Number of Shares Underlying Unexercised Options Unexerciseable	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Leonard F. Horst	—	—	—	$23.74	10/23/2023	3,593	$94,280	—	—
	—	—	—	$20.35	11/14/2022	—	$—	—	—
	—	—	—	$18.40	11/16/2021	—	$—	—	—
	—	—	—	$18.13	11/16/2020	—	$—	—	—
	—	—	—	$16.28	11/18/2019	—	$—	—	—
	—	—	—	$12.74	11/5/2018	—	$—	—	—
	1,006	—	—	$23.00	11/14/2017	—	$—	—	—
(1) The number of shares or units of stock that have not vested as of December 31, 2013 total 4,171 in the aggregate and vest as follows:

November 16, 2014					1,001
November 14, 2015					1,289
October 23, 2016					1,303

Option Exercises and Stock Vested
The following table summarizes the aggregate options exercised and the value realized thereon held by our named executive officers during 2013.
Restricted Stock Units granted in 2010 became fully vested in 2013.  The number of shares listed in the following table represent the number of shares delivered to each named executive officer and valued at the fair market value of the Company’s stock at the close of business on their respective vesting dates.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
R. Marc Langland	—	$—	—	$—
Joseph M. Schierhorn	—	$—	2,305	$57,118
Christopher N. Knudson	—	$—	4,555	$106,541
Joseph M. Beedle	—	$—	2,737	$67,823
Steven L. Hartung	—	$—	2,308	$57,192
Leonard F. Horst	—	$—	1,625	$40,268

Pension Benefits
The Company does not sponsor or have any provisions under which the named executive officers can participate or have account balances in qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation
The following table summarizes the activity related to our nonqualified deferred compensation arrangement during 2013:

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)(6)	Aggregate Earnings in Last Fiscal Year (3)(7)	Aggregate Withdrawals/ Distributions (5)	Aggregate Balance at Last Fiscal Year End (4)
R. Marc Langland	$—	$—	$37,761	$227,383	$1,787,916
Joseph M. Schierhorn	$—	$81,757	$86,236	$—	$773,248
Christopher N. Knudson	$—	$92,412	$72,754	$1,195,039	$—
Joseph M. Beedle	$—	$127,967	$102,363	$—	$933,733
Steven L. Hartung	$—	$57,913	$11,571	$—	$401,941
Leonard F. Horst	$—	$—	$—	$—	$—

(1)	None of the named executive officers made contributions under the Company’s Deferred Compensation Plan ("DCP ") for 2013.

(2)
Includes $36,765, $36,702, $38,438, and $57,913 in contributions to the SERP for Messrs. Schierhorn, Knudson, Beedle, and Hartung, respectively, in 2013. Includes $44,992, $55,710, and $89,529, in contributions to the Company’s SERDCP through payment of annual premiums on variable adjustable life insurance policies in 2013 for Messrs. Schierhorn, Knudson, and Beedle, respectively.

(3)
Includes earnings of $12,147 on Mr. Langland’s contributions under the DCP for 2013. Includes earnings of $25,614, $7,422, $21,083, $8,095, and $11,571 under the SERP for Messrs. Langland, Schierhorn, Knudson, Beedle, and Hartung, respectively. Includes earnings of $78,814, $51,671, and $94,268 for Messrs. Schierhorn, Knudson, and Beedle, respectively, under the SERDCP for 2013.

(4)
Includes $388,907 in Mr. Langland’s plan asset balance under the Company’s DCP for 2013. Includes $1,399,009, $257,476, $279,252, and $401,941, for Messrs. Langland, Schierhorn, Beedle, and Hartung, respectively, in plan asset balances under the SERP for 2013. Includes $515,772, and $654,481 in plan asset balances for Messrs. Schierhorn and Beedle, respectively, under the SERDCP for 2013.

(5)
Includes distributions from Mr. Langland’s plan asset balances under the Company’s DCP and SERP plans of $57,836 and $169,547.  Also includes distributions from Mr. Knudson's plan asset balances under the Company’s SERP and SERDCP plans of $680,875 and $514,164, respectively. These distributions were taken in accordance with the respective plan provisions, Mr. Langland’s transition to part time service with the Company, and Mr. Knudson death.

(6)
In reference to the amounts reporting in the Company Contributions in Last Fiscal Year column above, these amounts were reported as compensation in the Summary Compensation Table for the fiscal year ended December 31, 2013.

(7)
A portion of the named executives’ earnings noted in the Aggregate Earnings in Last Fiscal Year column is reported as excess earnings for the fiscal years ended December 31, 2013, 2012, and 2011 under the column in the Summary Compensation Table, Change in Pension Value and Nonqualified Deferred Compensation Earnings with excess earnings identified by footnote to the table.

Director Compensation
Directors who are Company employees receive no additional fee for service as a director.  Except for Messrs. Langland and Beedle, the eleven remaining named directors are non-officers of the Company and the Bank.  In 2013, non-officer directors were entitled to the payment of $900 for each Board meeting attended  and $750 for attendance at each meeting of the committees on which they served, with the exception of the chairpersons of the Audit, Governance and Nominating, and Compensation Committees who received $1,500 for each committee meeting attended. All non-officer directors except for Mr. Swalling, Mr. Hanneman, and Ms. Thomas received a $10,000 annual cash retainer and an additional $10,000 in cash with the intention that it be used for the purchase of the Company’s common stock on the open market. As lead director, Mr. Swalling received a $13,000 annual cash retainer and an additional $10,000 in cash to be used for the purchase of the Company’s common stock on the open market. Mr. Hanneman and Ms. Thomas were not appointed to the Board until March 20, 2014 and April 1, 2014, respectively, and did not receive compensation in 2013.
The Alaska Banking Code requires that each director of a state bank shall own at least an aggregate fair market value of $1,000 in the common or preferred stock in such state bank or the controlling entity of such state bank. With the exception of Ms. Thomas who was appointed to the Board in connection with our recent acquisition of Alaska Pacific Bancshares, all of the Company’s directors are currently in compliance with the share ownership provisions of the Alaska Banking Code. Ms. Thomas intends to become compliant with these stock ownership requirements as soon as reasonably practicable.
The following table sets forth a summary of the compensation that was earned by our non-management directors in 2013:
DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Total
Larry S. Cash	$33,500	$33,500
Mark G. Copeland	$40,100	$40,100
Ronald A. Davis	$36,500	$36,500
Anthony Drabek	$29,000	$29,000
Karl L. Hanneman(1)	$—	$—
Richard L. Lowell	$49,050	$49,050
David J. McCambridge	$39,500	$39,500
Irene Sparks Rowan	$29,000	$29,000
John C. Swalling	$43,250	$43,250
Linda C. Thomas(1)	$—	$—
David G. Wight	$38,750	$38,750

(1) Mr. Hanneman and Ms. Thomas were not appointed to the Boards of the Company and the Bank until 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the 1934 Act requires that the Company’s officers and directors and persons who own more than 10% of the Company’s outstanding shares of common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of the copies of these reports and upon written representations by the Company’s directors and officers regarding their compliance with the applicable reporting requirements under Section 16(a) of the 1934 Act, the Company believes that except for a Form 4 due October 29, 2013 for Ms. Irene Rowan Sparks which was instead filed on November 4, 2013, all of the Company’s directors and officers filed all required reports under Section 16(a) in a timely manner for the year ended December 31, 2013.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
Bank Loan Transactions
As prescribed by regulation and specifically incorporated into the Bank’s Loan Policy, Regulation O promulgated under the Federal Reserve Act, governs loans made to or guaranteed by directors, executive officers, and principal shareholders or their related interests. As a group, these people and related interests are referred to as “insiders.” All loans subject to Regulation O, new, modified and/or increased loans to insiders, or loans guaranteed by insiders are further subject to the provisions and procedures of the Bank’s Loan Policy.  The Bank’s Loan Policy requires that loans to insiders, after proper approval by the Bank’s Loan Committee, must also be approved by a majority of the Bank’s directors who are not members of the Loan Committee.  Director approval of those loans is documented and provided to the Board.
During 2013, certain directors and executive officers of the Company and the Bank and/or their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the

Bank in the future. All transactions between the Bank and directors, executive officers, and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank.  These transactions did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2013, the Bank had outstanding $2.4 million in loans to directors and their related interests.  The Bank’s did not have any unfunded loan commitments to these directors and their related interests at December 31, 2013.
Other Related Party Transactions
Under our Corporate Governance Guidelines, directors are required to disclose to the Governance and Nominating Committee any financial interest or personal interest that such director may have in any contract or transaction being considered by the Board for approval.  The Governance and Nominating Committee is charged with review and approval of all related person transactions.  All proposed related person transactions that are not subject to Regulation O must be presented to the Governance and Nominating Committee and ultimately to the Board for review, discussion, and consideration. In addition, any interested director, after full disclosure, does not participate in the discussion related to and abstains from voting on the transaction or issue brought before the Board.
Mr. Tim Brady, who is the son-in-law of Mr. Lowell, is the President of Ken Brady Construction, Inc., a general contractor specializing in design/build and traditional public works projects.  During 2013, Ken Brady Construction, Inc. served as the general contractor with respect to several construction projects for the Bank.  Ken Brady Construction, Inc. received a total of approximately $1.2 million in payments from the Bank for general contracting services provided in 2013, and the Bank expects to pay Ken Brady Construction, Inc. approximately $2.5 million in 2014.  Mr. Lowell has no ownership interest or other relationship in or with Ken Brady Construction, Inc.  The transactions which occurred in 2013 between the Bank and Ken Brady Construction, Inc., were reviewed and discussed by the Governance and Nominating Committee and were approved by the Board. In both cases, Mr. Lowell abstained from the discussion and approval of these transactions.
During 2013, neither the Company nor the Bank participated in any additional transactions with related persons that had a direct or indirect material interest in an amount exceeding $120,000.  Except as disclosed above, there are no currently proposed transactions with related persons that exceed $120,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of April 9, 2014, by (i) each director and nominee for director of the Company; (ii) the Named Executives; (iii) all executive officers and directors of the Company as a group; and (iv) persons known to management to beneficially own more than 5% of the outstanding common stock (as adjusted for dividends), based solely upon statements made in filings with the Securities and Exchange Commission or other information the Company believes to be reliable:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
R. Marc Langland	161,474	(4)	2.4%
Larry S. Cash	6,851	(5)	*
Mark G. Copeland	18,943		*
Ronald A. Davis	7,950		*
Anthony Drabek	1,930		*
Karl L. Hanneman	2,000		*
Richard L. Lowell	14,040	(6)	*
David J. McCambridge	2,575		*
Irene Sparks Rowan	6,937		*
John C. Swalling	1,951		*
Linda C. Thomas	—		*
David G. Wight	9,500	(7)	*
Joseph M. Beedle	46,636	(8)	*
Steven L. Hartung	31,232	(9)	*
Leonard F. Horst	4,194	(10)	*
Joseph M. Schierhorn	48,684	(11)	*
All executive officers and directors as a group (16 persons)			5.3%

Ameriprise Financial, Inc.
145 Ameriprise Financial Center
Minneapolis, MN 55474	389,725	(12)	5.7%

Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746	382,386	(13)	5.6%

BlackRock, Inc.
40 East 52nd Street
New York, NY 10022	441,637	(14)	6.5%

Fidelity Management & Research Company
245 Summer Street
Boston, MA 02210	500,124	(15)	7.3%

Wedbush Inc.
1000 Wilshire Boulevard
Los Angeles, CA 90017-2457	338,792	(16)	5.0%

(1)	Unless otherwise provided, the address for all directors and executive officers of the Company is 3111 C Street, Anchorage, Alaska 99503.
(2)	Unless otherwise indicated, parties named exercise sole voting and investment power over the shares, subject to community property laws (where applicable).
(3)
An asterisk indicates that beneficial ownership does not exceed 1% of all outstanding shares, in which case the percentage is not reflected in the table. The percentages shown are based on 6,827,864 shares of common stock deemed to be outstanding under applicable regulations as of April 9, 2014 (including options held by such persons exercisable within 60 days).

(4)	Includes options to purchase 26,076 shares exercisable within 60 days of the date of this proxy statement.
(5)	Includes 940 shares held in trust for Mr. Cash’s children.
(6)
Includes 9,840 shares held by Mr. Lowell in a family limited partnership in which Mr. Lowell is the sole general partner and disclaims beneficial ownership of shares of common stock held by the family limited partnership except to the extent of his pecuniary interest.

(7)
Includes 8,000 shares held in trust for the benefit of Mr. Wight’s minor children and spouse.  Mr. Wight’s spouse is trustee of the trust.  Mr. Wight disclaims beneficial ownership of the shares held by the trust.

(8)	Includes options to purchase 21,097 shares exercisable within 60 days of the date of this proxy statement.
(9)	Includes options to purchase 19,864 shares exercisable within 60 days of the date of this proxy statement.
(10)	Includes options to purchase 1,006 shares exercisable within 60 days of the date of this proxy statement.
(11)	Includes options to purchase 26,267 shares exercisable within 60 days of the date of this proxy statement and 274 shares held by Mr. Schierhorn’s spouse to which he disclaims beneficial ownership.
(12)
Ameriprise Financial, Inc., in its capacity as investment adviser, may be deemed to beneficially own 389,725 shares along with its subsidiary Columbia Management Investment Advisers, LLC with shared voting and/or dispositive power over such shares which are held of record by its clients and disclaims any pecuniary interest. Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2014.

(13)
Dimensional Fund Advisors, LP, in its capacity as investment advisor, may be deemed to beneficially own 382,386 shares with sole power to dispose or to direct the disposition of such shares which are held of record by its clients and disclaims any pecuniary interest. Based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2014.

(14)
BlackRock Inc., in its capacity as investment advisor, may be deemed to beneficially own 441,637 shares with sole power to dispose or to direct the disposition of such shares which are held of record by its clients. Based on a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2014.

(15)
FMR LLC’s beneficially owns 500,124 shares through its wholly-owned subsidiary Fidelity Management and Research Company (“Fidelity”), as a result of Fidelity acting as an investment advisor to various investment companies. Edward C. Johnson, 3rd (Chairman of FMR, LLC) and FMR LLC, through its control of Fidelity, each has sole power to dispose of the 500,124 shares. Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2014.

(16)
Includes 116,724 shares held by Edward W. Wedbush, Chairman of Wedbush Inc., and 207,033 shares held by Wedbush Inc. based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The accounting firm of Moss Adams LLP has performed the audit of the financial statements for the Company for and as of the year ended December 31, 2013.  Representatives of Moss Adams LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire.  They also will be available to respond to appropriate questions.
Fees Billed By Independent Registered Public Accounting Firms During Fiscal Years 2013 and 2012
The following table itemizes fees billed the Company by Moss Adams LLP for professional services including the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal years 2013 and 2012, respectively:

	2013	2012
Audit fees	$285,000	$288,000
Audit related fees:
Audit of Benefit Plan	12,500	12,500
Other accounting services(1)	60,318	—
Tax fees:
Tax return preparation and related matters	75,000	70,000
All other fees	—	—
Total Fees Paid	$432,818	$370,500

(1)Represents fees for due diligence transaction services related to our proposed acquisition of Alaska Pacific Bancshares.
The Company requires that all non-audit services rendered to the Company by independent registered public accounting firms be pre-approved by the Audit Committee. The Audit Committee has delegated to its chairman the authority to address requests for pre-approval of services in an amount up to an aggregate of $50,000.  The chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. In all cases the Committee considers whether the provision of such services would impair the independence of the Company’s external registered public accounting firm.

COMMITTEE REPORTS
The following reports of the Audit Committee and Compensation Committee are made pursuant to the rules of the Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market, Inc. These reports shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such acts.
AUDIT COMMITTEE REPORT
The Audit Committee Charter of the Company and its subsidiaries specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

•	The integrity of the Company’s financial reporting process and financial statements and systems of internal controls;
•	The Company’s accounting practices and internal controls;
•	The independent registered public accounting firm’s qualifications, independence, and performance; and
•	The performance of the Company’s internal audit function.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2013 with the Company’s management and has discussed with Moss Adams LLP the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee discussed with the Company’s internal and external independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.  The Audit Committee also discussed with the independent registered public accounting firm the independent accountant’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2013, be included in the Company’s Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.
The Audit Committee does not believe the non-audit services provided by Moss Adams LLP called into question Moss Adams LLP’s independence.
Respectfully submitted by:

Audit Committee:
Mark G. Copeland, Chairman
David J. McCambridge
David G. Wight

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2014 Proxy Statement.
Respectfully submitted by:

Compensation Committee:
Ronald A. Davis, Chairman
David J. McCambridge
John C. Swalling

PROPOSAL 2: APPROVAL OF 2014 STOCK INCENTIVE PLAN
During 2013, the Compensation Committee engaged the services of independent benefits and compensation consulting firm, Frederic W. Cook & Co., Inc. to advise the Company regarding the creation of a new stock incentive plan. Frederic W. Cook & Co., Inc. was not retained to provide any additional services to the Company, the Compensation Committee or management regarding executive or director compensation during the fiscal year in excess of $120,000.
Based on an advisory report by Frederic W. Cook & Co., Inc. including preliminary recommendations, a risk assessment overview and the advice of legal counsel in connection with the review, management proposed that the Compensation Committee consider the adoption of a new 2014 Stock Incentive Plan (the “2014 Plan”), which would include provisions essentially similar to the existing 2010 Plan, while reflecting certain changes meant to align the 2014 Plan with current best practices for equity compensation plans. Subject to certain equitable adjustments, a total of 350,000 shares will be authorized for awards granted under the 2014 Plan, less one share for every one share that was subject to an option or stock appreciation right granted under any prior plan after December 31, 2013 and prior to the 2014 Plan’s effective date and three shares for every one share that was subject to an award other than an option or stock appreciation right granted under any prior plan after December 31, 2013 and prior to the 2014 Plan’s effective date. Any shares that are subject to options or stock appreciation rights will be counted against this limit as one share for every one share granted, and any shares that are subject to awards other than options or stock appreciation rights will be counted against this limit as three shares for every one share granted.
The Company’s 2010 Plan was adopted by the shareholders of the Company at the Annual Shareholders’ Meeting on May 20, 2010. The 2010 Plan reserved 325,000 shares of common stock (plus any shares rolled over from the prior stock option plan and forfeited shares, as adjusted for dividends) for issuance upon the exercise of stock options granted under this plan. As of April 7, 2014, there were 74,247 shares available for issuance under the 2010 Plan while 264,604 shares are subject to currently outstanding options previously granted under the 2010 Plan and prior plans. Once the 2014 Plan is approved by shareholders, no awards may be granted under any prior plan, including the 2010 Plan.
The material differences between the proposed 2014 Plan and the existing 2010 Plan are as follows:

•	a clarification that shares withheld by the Company to cover taxes on awards other than options or stock appreciation rights will be added back into shares available for issuance under the 2014 Plan;

•	a clarification that shares subject to substitute awards issued in an acquisition do not increase the numbers of shares available for issuance;

•	a revision to the limitations required under Section 162(m) of Internal Revenue Code of 1986 (the “Code”) that ties all limits to year of grant as opposed to year of vesting;

•	revisions to award transfer restrictions;

•	the extension of the term of an option for 30 days following the end of certain legal prohibitions on exercises, such as "black-out periods";

•	a provision for automatic exercise of options whose fair value exceeds the exercise price on the expiration date;

•	a revision to the change in control provision to clarify that any acceleration of awards requires the consummation of a transaction as opposed to the proposal for a transaction;

•	the addition of regulatory capital levels to the list of qualifying performance goals;

•
the addition of a provision that any cash dividend, stock, and any other property distributed as a dividend or otherwise with respect to any award that vests based on achievement of performance goals will either not be paid or credited, or will not be accumulated, but instead will be subject to restrictions and risk of forfeiture to the same extent as the underlying award, and will be paid at the time that such restrictions and risk of forfeiture lapse; and

•	other technical and non-material changes as deemed necessary.

The Board believes that a stock incentive plan for key employees is desirable to attract and retain the best-qualified people available to assist in the ongoing management of the Company for the long-term. Accordingly, the 2014 Plan was adopted by the Compensation Committee on January 25, 2014 and, as further recommended by the Committee, approved by the unanimous vote of the Board of Directors of Northrim BanCorp, Inc. on February 20, 2014.

If shareholder approval of the 2014 Plan is obtained, the 2010 Plan will no longer be effective for purposes of granting any additional awards. Any shares under the 2014 Plan that are forfeited back to the Company and shares that are withheld by the Company to pay for taxes with respect to awards other than options or stock appreciation rights shall again be available for issue pursuant to new awards granted under this plan. Additionally, as noted above, awards that have not been exercised, forfeited, or canceled prior to expiration shall be automatically exercised if the award's value exceeds the exercise price on the expiration date. The term of the 2014 Plan is ten years.
Presently, the Company estimates that approximately 20 persons will be eligible each year to receive awards under the 2014 Plan. Since specific grants under the 2014 Plan are discretionary, they may vary from year to year and participant to participant and are not yet determinable. As a result, no information is provided concerning the benefits to be delivered under the 2014 Plan to any individual or group of individuals.
Our board of directors believes that it is in the best interests of the Company and its stockholders to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers are eligible to qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2014 Plan is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” not subject to the $1,000,000 deductibility cap under Section 162(m) of the Code (“Section 162(m)”). One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to, and approved by, the Company’s stockholders at least once every five years. For purposes of Section 162(m), the material terms include: (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. With respect to the various types of awards under the 2014 Plan, each of these aspects is discussed below, and, as noted above, approval of the 2014 Plan itself will constitute approval of each of these aspects of the 2014 Plan for purposes of the approval requirements of Section 162(m).
The following briefly summarizes certain key features of the proposed 2014 Plan, and is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is attached hereto this proxy statement as Exhibit A.
Available Shares and Share Counting
Subject to certain equitable adjustments, a total of 350,000 shares will be authorized for awards granted under the 2014 Plan, less one share for every one share that was subject to an option or stock appreciation right granted under any prior plan after December 31, 2013 and prior to the 2014 Plan’s effective date and three shares for every one share that was subject to an award other than an option or stock appreciation right granted under any prior plan after December 31, 2013 and prior to the 2014 Plan’s effective date. Any shares that are subject to options or stock appreciation rights will be counted against this limit as one share for every one share granted, and any shares that are subject to awards other than options or stock appreciation rights will be counted against this limit as three shares for every one share granted.
If any shares subject to an award are forfeited, an award expires or an award is settled for cash (including awards under any prior plan if such forfeiture, expiration or settlement occurs after December 31, 2013), then the shares subject to such award will be added to the number of shares available for awards under the 2014 Plan. Additionally, shares tendered or withheld by the Company in connection with tax withholding liabilities arising from an award (other than an option or stock appreciation right) under either the 2014 Plan or, if after December 31, 2013, any prior plan, will be added to the shares available for awards under the 2014 Plan.
Any shares that again become available for awards under the 2014 Plan will be added as (i) one share for every one share subject to options or stock appreciation rights granted under either the 2014 Plan or any prior plan, and (ii) as three shares for every one share subject to awards other than options or stock appreciation rights granted under either the 2014 Plan or any prior plan.
Stock Options to be Available for Issuance under the Northrim BanCorp, Inc. 2014 Stock Incentive Plan
The 2014 Plan authorizes the Compensation Committee to administer the 2014 Plan and to award options to eligible employees whom the Compensation Committee determines, in its discretion, to be key employees, and to officers of the Company. Each award agreement shall state the number of shares of the Company’s common stock available under the option awarded. The option price for the shares available pursuant to the option shall be such price as is determined by the Compensation Committee, however, except in the case of a substitute award (as described in the plan), in no event shall the option price be less than the fair market value of the Company’s shares of common stock as of the grant date. The term of each option shall be determined by the Compensation Committee in its discretion, however, in no event will an option be exercisable after the expiration of ten years from the option’s grant date.

    Unless otherwise provided in an award agreement, full payment of the purchase price shall be made at the time of exercise and shall be made in cash or cash equivalents, such as certified check or bank check or wire transfer, or by offering for payment previously acquired shares valued at the then fair market value. Shares in a number equal to the then fair value of a share at the time the option is exercised also may be withheld to make the full payment of the purchase price at the time of exercise.
An option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Compensation Committee. Shares of common stock delivered pursuant to the exercise of an option shall be subject to such conditions, restrictions and contingencies as the Compensation Committee may establish. The Compensation Committee may impose such conditions, restrictions and contingencies with respect to shares acquired pursuant to the exercise of an option as the Compensation Committee determines to be desirable.
In any calendar year, no grantee shall receive grants for options and stock appreciation rights covering more than 100,000 shares in the aggregate.
Other Stock Awards under the Northrim BanCorp, Inc. 2014 Stock Incentive Plan
In addition to options, and consistent with the 2010 Plan, other awards available under the 2014 Plan include grants of restricted stock, restricted units, performance shares and performance units. Restricted stock awards and restricted unit awards will have a vesting period that is determined, in its sole discretion, by the Compensation Committee subject to limitations imposed by the Internal Revenue Service. Vesting periods will be set forth in the applicable award agreement.
Each grant of performance shares and performance units will be subject to the achievement of performance goals designated by the Committee and the corresponding award agreement. Performance goals require a performance period of one year or more. Grantees who have been awarded grants of restricted stock or performance shares will have the right to vote all the received shares during the restriction or performance period.
In addition to other awards available under the 2014 Plan, the Committee may grant stock appreciation rights which may be associated with shares subject to a specific option and entitle the optionee to payment equal to the difference between the fair market value of a share at the time of grant versus the fair market value at the time the stock appreciation right is exercised.
The Compensation Committee may grant dividend equivalent rights under this plan, which may be made as discrete and separate awards, or in connection with shares associated with a grant of restricted stock, restricted units, performance shares or performance units. The grantee will be entitled to payment of an amount equal to the dividends that would have been paid on the associated shares, as if the grantee held the shares on which the dividend equivalent rights were based. Any dividend equivalent rights granted in connection with a performance based award shall be subject to the same restrictions as the underlying award.
Award Repricing
The 2014 Plan provides that neither the Board nor the Compensation Committee may, without the approval of the Company’s shareholders, cancel an option or stock appreciation right in exchange for cash when the exercise or grant price per share exceeds the fair market value of one share, or take any action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the shares are traded, including a reduction of the exercise price of an option or the grant price of a stock appreciation right or the exchange of an option or stock appreciation right for another award.
Transferability
According to the terms of the 2014 Plan, with limited exceptions, no awarded granted under the 2014 Plan may be sold, transferred, pledged, and assigned.
Performance Goals
Each grant of performance shares, performance units, and restricted stock or restricted units intended to comply with the performance-based exception under Section 162(m), shall be subject to the achievement of performance goals designated by the Compensation Committee and the corresponding award agreement. The performance goals that may be used by the Compensation Committee for such awards consist of goals measuring one or any combination of the following factors: revenue; net interest margin; net interest income; non-interest income; net income; pre- or post-tax income; earnings per share; return on equity; return on assets; share price performance; total shareholder return; improvement in or attainment of expense levels; asset growth; loan growth; deposit growth; growth in other components of the Company’s balance sheet; asset quality, and regulatory capital levels. Performance goals may be measured solely on a corporate, subsidiary or division or business unit basis and performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities. The 2014 Plan provides that such performance goals shall (i) be set by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the applicable performance period and the expiration of 25% of the performance period, and (ii) otherwise comply with the requirements of Section 162(m). Additionally, no grantee shall be granted restricted stock, restricted units,performance shares, or performance units during any calendar year that is intended to comply with the performance-based exception under Section 162(m) and are denominated in shares, under which more than 50,000 shares may be earned for each 12 months in the vesting or performance period.
The Compensation Committee has the discretion to adjust the amount payable under a performance based award downwards, but not upwards, and may not waive the achievement of the applicable performance goals except in the case of death or disability of the grantee or as otherwise determined by the Compensation Committee in special circumstances.
Federal Income Tax Consequences
The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the 2014 Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The 2014 Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.
     Stock Options. Generally, a participant who is granted an incentive stock option will not recognize income on the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the incentive stock option in the same manner as on the exercise of a non-statutory stock option, as described below.
Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.
When a non-qualified stock option is exercised, the Company may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised.
Stock Appreciation Rights. Stock appreciation rights do not have federal income tax consequences for recipients or for us when they are granted. When a stock appreciation right is exercised, the amount paid in settlement is included in the recipient's gross income for federal income tax purposes, and we may be entitled to claim a federal tax deduction for a like amount.
Restricted Stock Awards. Generally, restricted stock awards granted under the 2014 Plan do not result in federal income tax consequences to either the Company or the award recipient when they are made. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company will generally be allowed to claim a deduction for compensation expense in a like amount. If dividends are paid on unvested shares held under the 2014 Plan, such dividend amounts will also be included in the ordinary income of the recipient. Generally, the Company will be allowed to claim a deduction for compensation expense for this amount as well. In certain cases, a recipient of a restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.
Other Awards. Restricted stock unit awards, performance share and performance unit awards will not create federal income tax consequences when they are granted. Recipients generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In the same taxable year, the Company generally will be allowed to claim a deduction for compensation expense in a like amount. If dividends are paid on unvested shares held under the 2014 Plan, such dividend amounts will also be included in the ordinary income of the recipient. The Company will be allowed to claim a deduction for compensation expense for this amount as well.

Deduction Limits. Section 162(m) limits the Company’s deductions for compensation in excess of $1,000,000 per year for our chief executive officer and the three most highly paid executives other than our chief executive officer and our chief financial officer. Compensation amounts resulting from "qualified performance-based compensation" are not subject to this limit. Restricted stock awards and other stock-based awards that are not subject to performance goals may be subject to this deduction limitation if the amount of the restricted stock awards plus other compensation of the executive that is subject to the limit exceeds $1,000,000. We have designed the 2014 Plan so that stock options, stock appreciation rights, restricted stock unit awards, performance shares, performance unit awards and other stock-based awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1,000,000 deduction limit.
Adoption, Amendment and Termination Provisions
The 2014 Plan shall expire ten (10) years after its effective date, the effective date being the date of shareholder approval of the plan. The Board may terminate this plan at any time and the Board may amend this plan at any time and from time to time when deemed necessary, except for certain revisions or amendments that would require the proper approval of shareholders.
Other Information
On April 9, 2014, the closing price of our shares of common stock as reported by the NASDAQ Global Select Market was $25.45 per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE NORTHRIM BANCORP, INC. 2014 STOCK INCENTIVE PLAN.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Executive compensation is an important matter for our shareholders. The Company’s named executive officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program, with its balance of short and long term incentives, is strongly aligned with the interests of our shareholders. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on executive compensation, including the Company’s compensation philosophy and objectives and the 2013 compensation of the named executive officers.
In accordance with the Dodd-Frank Act and regulations passed by the Securities and Exchange Commission, the Company is providing shareholders with an advisory (nonbinding) vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). As an advisory vote, this proposal is nonbinding. Although the vote is nonbinding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Moss Adams LLP currently serves as our independent registered public accounting firm, and that firm conducted the audit of our financial statements for the fiscal years ended December 31, 2013, 2012, and 2011.
Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification.  However, the Board of Directors determined that submitting the appointment of Moss Adams LLP to the shareholders for ratification was a matter of good corporate practice.  If shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain that firm.  However, if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different principal independent registered public accounting firm at any time.
Representatives of Moss Adams LLP are expected to be present at the Annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS
A shareholder proposing to transact business at the Company’s 2015 Annual Shareholders’ Meeting must provide notice of such proposal to the Company no later than February 25, 2015.  For shareholder proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its Annual Shareholders’ Meeting, such proposals must be received by the Company no later than December 12, 2014. If the Company receives notice of a shareholder proposal after February 25, 2014, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on such shareholder proposal.

HOUSEHOLDING
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be “householding” our proxy materials. If a shareholder receives a householding notification from his, her or its broker, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.
Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, if any shareholder that receives a “householding” notification wishes to receive a separate annual report or proxy statement at his, her or its address, such shareholder should also contact his, her or its broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503.
Shareholders of record sharing an address can request delivery of a single copy of annual reports to security holders, proxy statements, and notices of internet availability of proxy materials by contacting the Company at: c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503.

2013 REPORT TO SHAREHOLDERS AND ANNUAL REPORT — FORM 10-K
The Company’s 2013 Annual Report (which is not part of the Company’s proxy soliciting materials), and 2013 Annual Report on Form 10-K for the fiscal year ended December 31, 2013, accompanies this proxy statement. Additional copies will be furnished to shareholders upon request to: Corporate Secretary, Northrim Bank, P.O. Box 241489, Anchorage, Alaska 99524-1489, or by telephone to (907) 562-0062, by fax to (907) 562-1758.

OTHER MATTERS
The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE — WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE AT THE MEETING, IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

EXHIBIT A: 2014 STOCK INCENTIVE PLAN
NORTHRIM BANCORP, INC.
2014 STOCK INCENTIVE PLAN
I.
GENERAL PROVISIONS
1.    Purpose. The purpose of this Plan is to provide additional incentives to selected key employees and officers of Northrim BanCorp, Inc. (the “Company”) and related entities, thereby helping to attract and retain the best available personnel for positions of responsibility with such corporations and otherwise promoting the success of the business activities of such corporations. The incentives will be in the form of options to purchase shares of the Company’s common stock, other awards of the Company’s common stock (whether payable or denominated in common stock), and Stock Appreciation Rights.
2.    Definitions. As used in this Plan, the following definitions shall apply:
“Award” shall mean any grant of an Option, Restricted Stock, Restricted Unit, Performance Shares, Performance Units, Stock Appreciation Right, or Dividend Equivalent Right.
“Award Agreement” shall mean a written agreement (which may also be in electronic form) that details the terms and conditions of a particular Award.
“Board” shall mean the Board of Directors of the Company.
“Cause” shall mean, when used in connection with the termination of a Grantee’s employment or other service relationship with the Employer, a termination attributable to the Grantee’s (a) willful refusal to perform his or her obligations to the Employer, following a reasonable notice and cure period, (b) misappropriation of the Employer’s assets or flagrant mistreatment of subordinate employees, (c) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise, which is likely to have a detrimental impact on the Employer and its operations, or (d) engaging in activities directly in competition or antithetical to the best interests of the Employer. To the extent a Grantee is a party to an employment agreement or offer letter of employment with the Employer that defines “cause” or a similar term, then the meaning set forth in that agreement shall also be considered “Cause” for purposes of this Plan.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Common Stock” shall mean the Company’s common stock.
“Committee” shall mean the Committee appointed by the Board in accordance with Section 4(a) of this Part I.
“Company” shall mean Northrim BanCorp, Inc., a bank holding company headquartered in Anchorage, Alaska.
“Dividend Equivalent Right” shall mean a right awarded to a Grantee pursuant to Part IV of this Plan to receive payment of an amount equivalent to the dividend that would be paid on a specified number of Shares just as if the Grantee owned the Shares. Dividend Equivalent Rights may be granted alone or in connection with any other Award other than an Option or Stock Appreciation Right.
“Effective Date” shall mean [DATE], 2014, the date the shareholders of the Company approve this Plan.
“Eligible Participants” shall mean the key employees and officers of the Employer who are eligible to receive Awards under this Plan, in accordance with Section 4(c) of this Part I.
“Employer” shall mean the Company or any Related Entity that now exists or is hereafter organized or acquired by the Company.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(a)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq Small Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or other source as the Committee deems reliable; or
(b)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for such stock on the date of such determination, as reported in The Wall Street Journal or other source as the Committee deems reliable; or
(c)    In the absence of an established market for the Common Stock, the Fair Market Value shall be determined by the Committee.
The Company acknowledges that Code Section 409A generally applies to deferred compensation, but provides an exception for stock options and stock appreciation rights with an exercise price no less than the fair market value of the underlying stock as of the time of grant. To satisfy the applicable exception, “Fair Market Value” under this Plan is intended to satisfy the standards of fair market value for purposes of Code Section 409A.
“Grant Date” shall mean the date on which the Committee completes the corporate action relating to the grant of an Award and all conditions to the Grant have been satisfied, provided that conditions relating to exercisability, vesting or similar conditions shall not defer the Grant Date.
“Grantee” shall mean an individual or entity who has received an Award under this Plan.
“Option” shall mean a right to purchase Shares in accordance with the provisions of Part II of this Plan. No Options under this Plan are intended to qualify as “incentive stock options” as defined in Code Section 422.
“Option Price” shall mean the amount to be paid by a Grantee to exercise an Option.
“Performance Shares” shall mean Shares awarded to a Grantee, where the Grantee’s continued retention of the Shares is subject to the satisfaction of specific performance-based criteria, pursuant to Part III of this Plan.
“Performance Units” shall mean a right awarded to a Grantee to receive Shares (one Share for each Performance Unit) upon the satisfaction of specified performance-based criteria, pursuant to Part III of this Plan. At the discretion of the Committee, Performance Units may be paid in cash in an amount equivalent to the Fair Market Value of the Shares otherwise payable to the Grantee, or a combination of cash and Shares.
“Plan” shall mean this Northrim BanCorp, Inc. 2014 Incentive Stock Plan.
“Prior Plans” shall mean the Company’s 2004 Stock Incentive Plan and the Company’s 2010 Stock Incentive Plan.
“Related Entity” shall mean any entity that, directly or indirectly, is in control of, or under control with, the Company. For this purpose, the term “control” shall have the meanings assigned such term for the purposes of registration of securities on Form S-8 under the Securities Act.
“Restricted Stock” shall mean Shares awarded to a Grantee, where the Grantee’s continued retention of the Shares is subject to various restrictions, such as continued employment for a designated period, etc.
“Restricted Units” shall mean a right awarded to a Grantee to receive Shares (one Share for each Restricted Unit) upon the satisfaction of specified conditions, such as continued employment for a designated period, etc. At the discretion of the Committee, Restricted Units may be paid in cash in amount equivalent to the Fair Market Value of the Shares otherwise payable to the Grantee, or a combination of cash and Shares.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Shares” shall mean shares of Common Stock.

“Stock Appreciation Right” shall mean a right awarded to a Grantee pursuant to Part IV of this Plan to receive a cash payment equal to the appreciation (if any) in the Fair Market Value of a Share from the date of grant until the Stock Appreciation Right is exercised. At the discretion of the Committee, payment may be made by delivering an amount of Shares that have a Fair Market Value equal to the cash otherwise payable to the Grantee, or a combination of cash and Shares.
“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Company subsidiary or with which the Company or any Company subsidiary combines.
3.    Shares Subject to the Plan.
(a)    Total Shares Available. Subject to adjustment under Section 3(b) below, a total of 350,000 Shares shall be authorized for Awards granted under the Plan, less one Share for every one Share that was subject to an option or stock appreciation right granted under any Prior Plan after December 31, 2013 and prior to the Effective Date and three Shares for every one Share that was subject to an award other than an option or stock appreciation right granted under any Prior Plan after December 31, 2013 and prior to the Effective Date. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as three Shares for every one Share granted. No awards may be granted under any Prior Plan on or after the Effective Date. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2013 any Shares subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan, as provided below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after December 31, 2013, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan as provided below. Notwithstanding any other Plan provision to the contrary, the following Shares shall not be added to the Shares authorized for grant under this Section: (i) Shares tendered by the Grantee or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2013, an option under any Prior Plan, (ii) Shares tendered by the Grantee or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after December 31, 2013, options or stock appreciation rights under any Prior Plan, (iii) Shares subject to a Stock Appreciation Right or, after December 31, 2013, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2013, options under any Prior Plan.
Any Shares that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one Share for every one Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as three Shares for every one Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan.
Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the limitations on grants to a Grantee under Section 3(c), nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above in this Section 3(a). Additionally, in the event that a company acquired by the Company or any Company subsidiary or with which the Company or any Company subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company prior to such acquisition or combination.
(b)    Adjustments to Shares Available. The number of Shares covered by each outstanding Award, the number of Shares available for grant of additional Awards, the Option Price of outstanding Options (and grant or exercise price of outstanding

Stock Appreciation Rights), and the limitations in Section 3(c) shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any merger, reorganization, recapitalization, stock split, reverse stock split, spin-off, or other subdivision or consolidation of Shares, the payment of any dividend or distribution (whether in cash, Shares or other property, other than a regular cash dividend), any other increase or decrease in the number of Shares which is effected without receipt of consideration by the Company, or other change in corporate structure affecting the Shares or value thereof; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee (taking into consideration the accounting and tax consequences), whose determination in that respect shall be final, binding and conclusive.
(c)    Other Plan Limits. Subject to adjustment under Section 3(b), the following additional maximums are established under this Plan. No Grantee shall be granted (i) Options or Stock Appreciation Rights during any calendar year covering more than 100,000 Shares, or (ii) Restricted Stock, Restricted Units, Performance Shares or Performance Units during any calendar year that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares, under which more than 50,000 Shares may be earned for each 12 months in the vesting or performance period. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section.
(d)    Payment With Shares. Subject to the overall limitation on the number of Shares that may be delivered under this Plan, the Committee may, in addition to granting Awards, use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including those of any entity acquired by the Company.
4.    Plan Administration.
(a)    The Committee. This Plan shall be administered by the Compensation Committee of the Board or such other Committee as shall be appointed by the Board. The Committee shall consist solely of two or more non-employee members of the Board, with the intent that the Committee members satisfy any applicable requirements under the NASDAQ rules, the insider trading requirements of Rule 16b issued under the Exchange Act, or Section 162(m) of the Code. If the Committee does not exist, or if the Board chooses to directly exercise its powers under this Plan, then the Board may take any action under this Plan that would otherwise be the responsibility of the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution for existing members, and fill vacancies (however caused). The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.
At least annually, the Committee shall present a written report to the Board indicating the Eligible Participants to whom Awards have been granted since the date of the last such report, and, in each case, the Awards’ Grant Dates, the number of Shares covered by the Awards, and the Option Price or Fair Market Value of the shares awarded.
To the extent not inconsistent with applicable law, including Section 162(m) of the Code, with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to employees who are not directors or executive officers of the Company (A) designate employees to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such employees and (C) cancel or suspend Awards to such employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.
(b)    Powers of the Committee. Subject to the provisions and limitations of this Plan, the Committee shall have the authority and discretion:
(i)to determine the Eligible Participants to whom Awards are to be granted, the times of grant, and the number of Shares covered by each Award;

(ii)to determine the Option Price, subject to the provisions of Subparagraph 2(b) of Part II of this Plan;

(iii)to determine the types and other terms and conditions of each Award granted under this Plan (which need not be identical), including performance and/or vesting contingencies;

(iv)to modify or amend the terms of any Award previously granted, or to grant substitute Awards, subject to Part IV;

(v)to interpret this Plan, and all actions of the Committee in connection with the construction, interpretation and administration of the Plan and the Awards shall be final, conclusive, and binding upon all parties;

(vi)Subject to Part V, Section 2, to correct any defect, supply any omission, or reconcile any inconsistency (a) within this Plan, (b) between this Plan and any related agreement, or (c) between this Plan and any rule or regulation promulgated under this Plan, in the manner and to the extent the Committee deems appropriate to carry out this Plan;

(vii)to authorize any person or persons to execute and deliver Award Agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Awards by the Committee; and

(viii)to make all other determinations and take all other actions that the Committee deems necessary or appropriate to administer this Plan in accordance with its terms and conditions and applicable law.

All decisions, determinations, and interpretations of the Committee shall be final and binding upon all persons, including all Grantees and any other holders or persons interested in any Award, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or an Award.
(c)    Eligibility. Awards may be granted to any Eligible Participant whom the Committee determines, in its discretion, to be a key employee or officer of the Employer. Granting of Awards pursuant to this Plan shall be entirely discretionary with the Committee, and the adoption of this Plan shall not confer upon any individual a right to receive any Award, unless and until such Awards are granted by the Committee, in its sole discretion. Neither the adoption of this Plan nor the granting of any Awards shall confer upon any individual any right with respect to continuation of employment, nor shall the same interfere in any way with his or her right (or with the right of the Company or a Related Entity) to terminate his or her employment at any time.
(d)    Transferability of Awards. Except as provided below, no Award shall be transferable by a Grantee other than (i) by the Grantee’s last will and testament, (ii) in accordance with the beneficiary designation in the form approved by the Committee and filed by the Grantee with the Committee during the Grantee’s lifetime or (iii) by the applicable laws of descent and distribution. In particular, except as provided below, during a Grantee’s lifetime only the Grantee, or his or her guardian or legal representative, may exercise Options possessed by the Grantee. No Shares associated with grants of Restricted Stock, Restricted Units, Performance Shares or Performance Units may be sold, exchanged, transferred, pledged or otherwise disposed of during the corresponding restriction or performance period. Notwithstanding the foregoing, to the extent and under such terms and conditions as determined by the Committee, a Grantee may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Grantee’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Grantee or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Grantee or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Grantee shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.
(e)    Tax Withholding. As described in various provisions of this Plan, the payment of benefits in connection with Awards may impose on the Employer the obligation to withhold taxes. The Employer may delay payment or transfer of Shares until arrangements have been made to satisfy any tax withholding obligations. In addition, tax withholding in connection with all Awards under this Plan may be accomplished through the withholding of Shares, provided that the number of Shares withheld shall be limited to the minimum required tax withholding rate for the Grantee (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

(f)    Settlement of Awards; Deferral of Income. Except to the extent provided otherwise in the corresponding Award Agreement, the Committee has the discretionary authority to determine that any payment or settlement pursuant to an Award issued under this Plan may be paid or settled in cash or Shares of equivalent value. To the extent available under non-qualified deferred compensation arrangements maintained by the Employer, the Committee may extend to a Grantee the ability to elect to defer the receipt of cash otherwise payable pursuant to any Awards, except Options and the Stock Appreciation Rights, which deferral elections may serve to delay the recognition of taxable income by the Grantee. The ability of a Grantee to make a deferral election with respect to an Award shall be controlled by the provisions of the particular Award Agreement, which may be modified by the Committee, in its complete discretion, after the initial grant of the Award.
(g)    Termination for Cause. Except to the extent provided otherwise in the corresponding Award Agreement, to the extent a Grantee’s employment with the Company or a Related Entity is terminated for Cause, the Grantee’s outstanding and still contingent Awards shall immediately become null and void. Specifically, any outstanding unexercised Options, whether vested or unvested, shall immediately terminate. Similarly, any grants of Restricted Stock, Restricted Units, Performance Shares, Performance Units, Stock Appreciation Rights or Dividend Equivalent Rights under this Plan, which have not yet been paid to the Grantee, or remain subject to performance or other criteria that the Grantee has not yet fulfilled, shall immediately forfeit and become null and void.
5.    Code Section 409A. The Company acknowledges that Code Section 409A applies to deferred compensation, including stock options and stock appreciation rights which do not satisfy an exemption from Code Section 409A. The Company intends for this Plan and the Options and the Stock Appreciation Rights issued hereunder to satisfy an exemption under Code Section 409A, and this Plan and all Award Agreements will be interpreted to that end. The Company reserves the right to amend this Plan and any Award Agreement as necessary to comply with Code Section 409A or an applicable exemption, including (but not limited to) an amendment that adjusts the Option Price associated with an Option or the exercise price associated with a Stock Appreciation Right, which may be necessary for an Option or Stock Appreciation Right to comply with an exemption available for stock options and stock appreciation rights under the regulations issued pursuant to Code Section 409A.
6.    Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Alaska.
II.
STOCK OPTIONS

1.    Eligibility.   Options may be awarded to any Eligible Participant, as determined in the complete discretion of the Committee.
2.    Terms and Conditions of Options.  All Options granted pursuant to this Plan must be authorized by the Committee or its designees and shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee shall prescribe. The terms and conditions shall be documented in written Award Agreements in such form as the Committee shall from time to time approve. Unless waived or modified by the Committee, all Options shall be subject to the following terms and conditions:
(a)    Number of Shares; Annual Limitation. Each Award Agreement shall state the number of Shares available under the Option. Any number of Options may be granted to a single Grantee at any time and from time to time, subject to Part I, Section 2(c). The Option Price for the Shares available pursuant to the Option shall be such price as is determined by the Committee, but in no event less than the Fair Market Value of the Common Stock as of the Grant Date, except as provided under Section 2(h).
(b)    Option Price and Consideration. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration  having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing.
(c)    Term of Option. No Stock Option granted pursuant to this Plan shall in any event be exercisable after the expiration of ten (10) years from the Option’s Grant Date. Subject to the foregoing and other applicable provisions of this Plan, the term of each Option shall be determined by the Committee in its discretion. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.
(d)    Manner of Exercise; Conditions. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. Shares of Common Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee may establish. The Committee may impose such conditions, restrictions and contingencies with respect to Shares acquired pursuant to the exercise of an Option as the Committee determines to be desirable. Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Grantee has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Grantee on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Grantee the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.
(e)    Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto complies with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the Alaska Securities Act or applicable securities statutes of other states, the rules and regulations promulgated under all such statutes, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
The Company will use its best efforts to obtain from the appropriate regulatory agencies any requisite authorization in order to issue the number of shares of its Common Stock as needed to satisfy the requirements of this Plan. The Company’s inability to obtain the authority that Company’s counsel deems to be necessary for the lawful issuance of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance of such shares.
As a condition to the exercise of an Option, the Company may require the person exercising the Option to represent and warrant at the time of exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required by any applicable law.
(f)    Section 16(b) Compliance; Bifurcation of Plan. As long as the Company registers any of its equity securities pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan and the Awards granted under this Plan shall comply in all respects with Rule 16b 3 under the Exchange Act (or any successor rule). If any Plan provision is later found not to be in compliance with Rule16b 3, the provision shall be deemed null and void, or if possible construed in favor of its meeting the requirements of Rule 16b 3. Notwithstanding anything in this Plan to the contrary, the Committee, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Grantees who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning other Grantees. This provision shall not obligate the Company to undertake registration of any of the Awards or shares of Common Stock.
(g)    Merger, Sale of Assets, etc. Except as otherwise provided in the Award Agreement that evidences an Option, in the event of a merger or other reorganization of the Company with and into any other corporation (other than a reorganization where the ownership of the surviving company is substantially the same as that of the Company), or in the event of a sale of substantially all of the assets of the Company, or in the event of a dissolution or liquidation of the Company, the disposition of all outstanding and unexercised Options shall proceed as determined by the Committee, which determination may include (but shall not be limited to) an elimination of all unvested Options and termination of all vested Options following a reasonable period of time during which Grantees may exercise their vested Options. Notwithstanding the foregoing, any acceleration of awards in connection with such merger or other transaction described above, shall be contingent on the consummation of the merger or other transaction.
(h)    Substitute Stock Options. In connection with the acquisition by the Company or any Related Entity, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business whose employees have been granted stock options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan that confers upon the Grantee substantially the same benefits as the old option.
(i)    Tax Compliance. The Employer, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any option or the disposition of any Shares issued upon exercise of an Option, including, but not limited to, (i) withholding from any Grantee exercising an Option a number of Shares having a Fair Market Value equal to the amount required to be withheld by the Employer under applicable tax laws (up to the minimum required tax withholding rate for the Grantee (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost), and (ii) withholding from any form of compensation or other amount due a Grantee or holder of Shares issued upon exercise of an Option any amount required to be withheld by the Employer under applicable tax laws.
(j)    Other Provisions. Award Agreements executed pursuant to this Plan may contain such other provisions as the Committee shall deem advisable. The possession of an Option shall not, in and of itself, convey to the Grantee any of the rights or attributes of a shareholder, but only the right (subject to certain conditions) to exercise the Option and receive Shares.
III.
OTHER STOCK AWARDS

1.    Types of Awards.  In addition to Options, other Awards available under this Plan include grants of Restricted Stock, Restricted Units, Performance Shares and Performance Units. Awards of Restricted Stock, Restricted Units, Performance Shares and Performance Units shall be subject to any vesting and forfeiture provisions set forth in the applicable Award Agreement; provided that the Committee may, in its sole discretion and subject to the limitations imposed under Code Section 162(m) and the regulations thereunder in the case of a Performance Share, Performance Unit, Restricted Stock Award or Restricted Unit Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate. Each grant of Performance Shares, Performance Units, Restricted Stock or Restricted Units intended to comply with the performance-based exception under Code Section 162(m), shall be subject to the achievement of performance goals designated by the Committee and the corresponding Award Agreement. The performance goals that may be used by the Committee for such Awards shall consist of goals measuring one or any combination of the following factors: Revenue; net interest margin; net interest income; non-interest income; net income; pre- or post-tax income; earnings per share; return on equity; return on assets; share price performance; total shareholder return; improvement in or attainment of expense levels; asset growth; loan growth; deposit growth; growth in other components of the Company’s balance sheet; asset quality, and regulatory capital levels. Performance goals may be measured solely on a corporate, subsidiary or division or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals (and any exclusions) shall (i) be set by the Committee prior to the earlier of (i) 90 days after the commencement of the applicable performance period and the expiration of 25% of the performance period, and (ii) otherwise comply with the requirements of Section 162(m) of the Code; and the regulations thereunder.
Notwithstanding any provision of the Plan (other than Section II.2(g)), with respect to any Restricted Stock Award, Restricted Unit Award, Performance Share Award or Performance Unit Award that is intended to comply with the performance-based exception under Code Section 162(m), the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Grantee or as otherwise determined by the Committee in special circumstances. The Committee must certify, in writing, the amount of the Award for each Grantee for such performance period before payment of the Award is made. The Committee shall have the power to impose such other restrictions on Awards subject to this Section as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.
2.    Eligibility.  Awards under this Part III may be granted to any Eligible Participant, as determined by the Committee in its complete discretion.
3.    Shares Subject to Award.  The Shares subject to Awards under this Part III are as described in Section 3 of Part I of this Plan.
4.    Voting Rights and Dividends. Grantees who have been awarded grants of Restricted Stock or Performance Shares shall have the right to vote all the received Shares during the restriction or performance period. Whenever such voting rights are to be exercised, the Company shall provide the Grantee with the same notices and other materials as provided to other shareholders, and the Grantee shall be provided adequate opportunity to review the notices and materials and vote the Shares associated with the grants of Restricted Stock and Performance Shares. As provided in the applicable Award Agreements, dividends authorized by the Company and paid in connection with Shares held pursuant to grants of Restricted Stock may be (a) paid directly to the Grantees, free of restrictions (except as provided below), (b) paid to the Grantees subject to the same restrictions as the corresponding Shares, or (c) held back by the Employer subject to the satisfaction of the applicable restrictions or performance goals. Notwithstanding the foregoing, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Award of Restricted Stock or Performance Shares that vests based on achievement of performance goals (x) shall either (i) not be paid or credited or (ii) be accumulated, (y) shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Performance Shares with respect to which such cash, stock or other property has been distributed and (z) shall be paid at the time such restrictions and risk of forfeiture lapse.
IV.
STOCK APPRECIATION AND DIVIDEND EQUIVALENT RIGHTS

1.    Stock Appreciation Rights.  In addition to other Awards available under this Plan, the Committee may grant Stock Appreciation Rights. Any grant of Stock Appreciation Rights may, but need not be, associated with Shares subject to a specific Option. If a grant of Stock Appreciation Rights is associated with Shares subject to a specific Option, then, unless otherwise provided in the applicable Award Agreement, the Stock Appreciation Rights shall terminate upon (a) the expiration, termination, forfeiture or cancellation of the Option or (b) the exercise of such Option. Similarly, if a grant of Stock Appreciation Rights is associated with Shares subject to a specific Option, then, unless otherwise provided in the applicable Award Agreement, the Option associated with the Stock Appreciation Rights shall terminate upon the exercise of the Stock Appreciation Rights. Each grant of Stock Appreciation Rights shall be evidenced by an Award Agreement that specifies the term, which in no event may exceed ten years from the date of grant. In addition, each Award Agreement representing a grant of Stock Appreciation Rights will designate the applicable Fair Market Value of a Share as of the Grant Date (provided that, substitute Stock Appreciation Rights Awards may be granted under terms and circumstances similar to those described in Part II, Section 2(h) with respect to Stock Options). The possession of a Stock Appreciation Right shall not, in and of itself, convey to the Grantee any of the rights or attributes of a shareholder, but only the right (subject to certain conditions) to receive payment in connection with appreciation (if any) of the Shares.
Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Appreciation Right shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.
2.    Dividend Equivalent Rights. In addition to other Awards available under this Plan, the Committee may grant Dividend Equivalent Rights. The grant of Dividend Equivalent Rights may be made as discrete and separate Awards, or in connection with Shares associated with a grant of Restricted Stock, Restricted Units, Performance Shares, or Performance Units. A Grantee holding Dividend Equivalent Rights will be entitled to payment of an amount equivalent to the dividends that would have been paid on the associated Shares, just as if the Grantee held the Shares on which the Dividend Equivalent Rights were based (less applicable withholding taxes). As provided in the corresponding Award Agreement, the grant of Dividend Equivalent Rights may be subject to various restrictions, which the Grantee must first satisfy before receiving payment pursuant to the Dividend Equivalent Rights. Notwithstanding the foregoing, Dividend Equivalent Rights credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalent Rights have been credited.
3.    Eligibility.  Awards under this Part IV may be granted to any Eligible Participant, as determined by the Committee in its complete discretion.
4.    Shares Subject to Stock Appreciation and Dividend Equivalent Rights.  The Shares subject to Awards under this Part IV are as described in Section 3 of Part I of this Plan.
5.    Exercise of Stock Appreciation Rights.  Upon the exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive a cash payment for each Share covered by the portion of the Stock Appreciation Right being exercised, which payment is equal to the excess of (a) the Fair Market Value of a Share on the exercise date over (b) the Fair Market Value of a Share as of the date the Stock Appreciation Right was granted, as designated in the corresponding Award Agreement, or such greater amount as designated in the Award Agreement. All payments in connection with the exercise of Stock Appreciation Rights shall be made as soon as practicable, but in no event later than seven (7) business days after the effective date of the exercise of the Stock Appreciation Right. Each Stock Appreciation Right may be exercised on such date or dates, and during such period and with respect to a number of Shares, as determined by the Committee and as set forth in the corresponding Award Agreement. The exercise of a Stock Appreciation Right shall also be subject to such terms and conditions as specified in the corresponding Award Agreement, which conditions may include minimum exercise amounts and the ability to elect a partial exercise. Unless provided otherwise in the Award Agreement, each Stock Appreciation Right shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than five (5) business days in advance of the effective date of the proposed exercise. The notice shall be accompanied by the applicable Award Agreement and specify the number of Shares with respect to which the Stock Appreciation Right is being exercised and the effective date of the proposed exercise.
Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the price per Share, the Grantee has not exercised the Stock Appreciation Right, and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Grantee on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Stock Appreciation Right. In such event, the Company shall deliver to the Grantee the number of Shares for which the Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.
V.
ADOPTION, AMENDMENT AND TERMINATION PROVISIONS

1.    Term of this Plan.  The Plan, as adopted by the Board on [date], shall become effective upon and subject to shareholder approval at the Company’s 2014 shareholder annual meeting (the “2014 Annual Meeting”). . This Plan shall expire on the tenth (10th) anniversary of the Effective Date, provided that any outstanding Awards at that time will continue for the duration of the Award, in accordance with the terms of this Plan and the applicable Award Agreement. Upon the Board’s adoption of this Plan and subject to approval of this Plan by the Company’s shareholders at the 2014 Annual Meeting, no new awards shall be granted under the Company’s 2010 Stock Incentive Plan. For the avoidance of doubt, if this Plan is not approved by the Company’s shareholders at the 2014 Annual Meeting, then the Northrim Bancorp, Inc. 2010 Stock Incentive Plan, as in effect immediately prior to the Board’s adoption of this Plan, shall continue to exist and operate according to all of its terms and conditions.
2.    Amendment, Early Termination of the Plan, and Modification of Awards.
(a)    Amendment or Early Termination. The Board may terminate this Plan at any time. The Board may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without proper approval of shareholders of the Company, no such revision or amendment shall:
(i)increase the number of shares of Common Stock subject to the Plan other than in connection with an adjustment under Section 3(b) of Part I,

(ii)increase the parameters of Eligible Participants, or

(iii)make any amendment to this Plan that would require shareholder approval under any applicable law or regulation.

(b)    Modification and Amendment of Awards; Prohibition on Repricing. Subject to the requirements of the Code and to the terms and conditions and within the limitations of this Plan, the Committee may modify or amend outstanding Options granted under this Plan. The modification or amendment of an outstanding Option shall not, without the consent of the Grantee, impair or diminish any of his or her rights or any of the obligations of the Company under such Option. Except as otherwise provided in this Plan, no outstanding Option shall be terminated without the consent of the Grantee. In addition, neither the Board nor the Committee may, without the approval of the Company’s shareholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award.
3.    Shareholder Approval.  Continuance of the Plan shall be subject to proper approval of this Plan by the shareholders of the Company at a duly convened meeting of the shareholders of the Company, which approval must occur within twelve (12) months before or after the date of adoption of the Plan by the Board.

CERTIFICATE OF ADOPTION
I certify that the foregoing Plan was adopted by the Board of Directors of Northrim BanCorp, Inc. on February 20, 2014 and by the shareholders of Northrim BanCorp, Inc. on , 2014.

Joseph M. Schierhorn
Corporate Secretary

Northrim BanCorp, Inc.

3111 C STREET
ANCHORAGE, AK 99503

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
To elect thirteen (13) Directors FOR the term of one year or until their successor have been elected or qualified. 1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 R. Marc Langland
02 Joseph M. Beedle
03 Larry S. Cash
04 Mark G. Copeland
05 Ronald A. Davis
06 Anthony Drabek
07 Karl L. Hanneman
08 Richard L. Lowell
09 David J. McCambridge
10 Irene Sparks Rowan
11 John C. Swalling
12 Linda C. Thomas
13 David G. Wight

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

	For	Against	Abstain
2. APPROVAL OF STOCK INCENTIVE PLAN. To approve the Northrim BanCorp, Inc. 2014 Stock Incentive Plan.	☐	☐	☐
3. ADVISORY VOTE ON EXECUTIVE COMPENSATION. To approve, by nonbinding vote, the compensation of the named executive officers.	☐	☐	☐
4 TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the selection of Moss Adams LLP as the independent registered public accounting firm for Northrim BanCorp, Inc. for fiscal year 2014.	☐	☐	☐
5 Take such action, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.	☐	☐	☐

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BEVOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE,THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR APPROVAL OF THE 2014 STOCK INCENTIVE PLAN, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND FOR THE RATIFICATION OF MOSS ADAMS LLP AS NORTHRIM BANCORP,INC.S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Note: Signature(s) should agree with name(s) on Northrim stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. All joint owners must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000200400_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Report is/are available at www.proxyvote.com .

NORTHRIM BANCORP, INC.
PROXY FOR ANNUAL SHAREHOLDERS' MEETING
May 15, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTHRIM BANCORP, INC.

PLEASE SIGN AND RETURN IMMEDIATELY

The undersigned shareholder of NORTHRIM BANCORP, INC. (the "Company") hereby nominates, constitutes and appoints R. Marc Langland and Joseph M. Beedle, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of the Company standing in my name and on its books on April 7, 2014, at the Annual Shareholders' Meeting to be held at the Anchorage Hilton Hotel, Anchorage, Alaska, on May 15, 2014, at 9A.M. local time, and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as outlined on the reverse side of this card.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

The undersigned hereby acknowledges receipt of notice for the Annual Shareholders' **Meeting on May 15, 2014, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.**

0000210400_2 R1.0.0.51160

Continued and to be signed on reverse side